United States

Securities and Exchange Commission

Washington, D.C. 20548

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

ExlService Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

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280 Park Avenue, 38th Floor

New York, New York 10017

(212) 277-7100

PROXY STATEMENT

Annual Meeting of Stockholders

June 20, 2014

Dear Stockholder:

On behalf of the board of directors of ExlService Holdings, Inc., I am pleased to invite you to the 2014 Annual Meeting of Stockholders, which will be held on June 20, 2014 in New York, New York.

The Annual Meeting will begin with discussion and voting on the matters set forth in the accompanying notice of the Annual Meeting and Proxy Statement, followed by discussion of other business matters properly brought before the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote and submit your proxy by completing, dating, signing and returning the enclosed proxy card in the enclosed prepaid postage envelope. Your shares cannot be voted unless you submit your proxy or attend the Annual Meeting in person.

The board of directors and management look forward to seeing you at the Annual Meeting.

Sincerely,

Garen K. Staglin

Chairman

280 Park Avenue, 38th Floor

New York, New York 10017

(212) 277-7100

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are cordially invited to the 2014 Annual Meeting of Stockholders of ExlService Holdings, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held at the New York offices of the Company, 280 Park Avenue, 38th Floor, New York, New York 10017 on June 20, 2014 at 8:30 AM, Eastern Standard Time, for the purposes of voting on the following matters:

1.	the election of three Class II members of the board of directors of the Company for a term of three years each;

2.	the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2014;

3.	the approval of the compensation of the named executive officers of the Company;

4.	the approval of the performance-based provisions of the 2006 Omnibus Award Plan for Section 162(m) purposes; and

5.	the transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

If you are a stockholder of record at the close of business on May 7, 2014, you are entitled to vote at the Annual Meeting. A list of stockholders as of the record date will be available for examination for any purpose germane to the Annual Meeting, during ordinary business hours, at the Company’s executive offices at 280 Park Avenue, 38th Floor, New York, New York 10017, for a period of 10 days prior to the date of the Annual Meeting and at the Annual Meeting itself.

Whether or not you expect to attend the Annual Meeting in person, the Company encourages you to promptly vote and submit your proxy by completing, signing, dating and returning the enclosed proxy card in the prepaid postage envelope provided. Voting by proxy will not deprive you of the right to attend the Annual Meeting or to vote your shares in person. You can revoke a proxy at any time before it is exercised by voting in person at the Annual Meeting, by delivering a subsequent proxy or by notifying the inspector of elections in writing of such revocation prior to the Annual Meeting.

By Order of the Board of Directors

Nancy Saltzman

Executive Vice President,

General Counsel and Secretary

New York, New York

April 30, 2014

The Company’s Annual Report on Form 10-K for fiscal year 2013 accompanies this notice, but is not incorporated as part of the enclosed Proxy Statement and should not be considered part of the proxy solicitation materials.

i

280 Park Avenue, 38th Floor

New York, New York 10017

(212) 277-7100

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

This Proxy Statement is being furnished to you in connection with the solicitation by the board of directors of ExlService Holdings, Inc., a Delaware corporation (“us,” “we,” “our” or the “Company”), of proxies to be used at our 2014 Annual Meeting of Stockholders to be held at the New York offices of the Company, 280 Park Avenue, 38th Floor, New York, New York, 10017 on June 20, 2014, at 8:30 AM, Eastern Standard Time, and any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy card are being mailed to stockholders on or about May 14, 2014.

Who Can Vote

Only stockholders who own shares of our common stock at the close of business on May 7, 2014, the record date for the Annual Meeting, can vote at the Annual Meeting. As of the close of business on April 28, 2014, we had 33,557,312 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote for each share held as of the record date for the Annual Meeting. There is no cumulative voting in the election of directors.

How You Can Vote

If your shares are registered directly in your name with Registrar and Transfer Company, our transfer agent (which means you are a “stockholder of record”), you can vote your proxy by completing, signing, dating and returning the enclosed proxy card in the enclosed prepaid postage envelope. Please refer to the specific instructions set forth in the enclosed proxy card.

If you are the beneficial owner of shares held in the name of a brokerage, bank, trust or other nominee as a custodian (also referred to as shares held in “street name”), your broker, bank, trustee or nominee will provide you with materials and instructions for voting your shares.

Voting at the Annual Meeting. Voting by mail will not limit your right to vote at the Annual Meeting if you decide to attend in person. Our board of directors recommends that you vote by mail as it is not practical for most stockholders to attend the Annual Meeting. If you are a “stockholder of record,” you may vote your shares in person at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, bank, trustee or nominee giving you the right to vote the shares at the Annual Meeting.

Revocation of Proxies

You can revoke your proxy at any time before it is exercised in any of the following ways:

•	by voting in person at the Annual Meeting;

•	by submitting written notice of revocation to the inspector of elections prior to the Annual Meeting; or

•	by submitting another properly executed proxy of a later date to the inspector of elections prior to the Annual Meeting.

Required Vote; Effect of Abstentions and Broker Non-Votes

Quorum

A quorum, which is a majority of the issued and outstanding shares of our common stock as of April 28, 2014, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending the Annual Meeting in person and by their proxy holders. If you indicate an abstention as your voting preference for all matters to be acted upon at the Annual Meeting, your shares will be counted toward a quorum but they will not be voted on any matter.

Proposal 1: Election of Directors

Directors are elected by the affirmative vote of a plurality of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. You may cast your vote in favor of electing the nominees as directors, withhold your vote on one or more nominees or abstain from voting your shares. For purposes of the vote on Proposal 1, abstentions will have no effect on the results of the vote.

Other Proposals

The ratification of the appointment of our independent registered public accounting firm, the approval of the compensation of our named executive officers, the approval of the performance-based provisions of the 2006 Omnibus Award Plan for Section 162(m) purposes and each other item to be acted upon at the Annual Meeting will require the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. You may cast your vote in favor of or against these proposals or you may abstain from voting your shares. For purposes of the vote on Proposals 2 (ratification of the appointment of our independent registered public accounting firm), 3 (approval of the compensation of our named executive officers), 4 (approval of the performance-based provisions of the 2006 Omnibus Award Plan for Section 162(m) purposes) or such other items to be acted upon at the Annual Meeting, abstentions will have the effect of a vote against these proposals.

If you submit your proxy, but do not mark your voting preference, the proxy holders will vote your shares FOR the election of the nominees for director, FOR the ratification of the appointment of our independent registered public accounting firm, FOR the approval of the compensation of our named executive officers and FOR the approval of the performance-based provisions of the 2006 Omnibus Award Plan for Section 162(m) purposes.

Shares Held in “Street Name” by a Broker

If you are the beneficial owner of shares held in “street name” by a broker, then your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. If you fail to provide instructions to your broker, under the New York Stock Exchange rules (which apply to brokers even though our shares are listed on the NASDAQ Stock Market), your broker will not be authorized to exercise its discretion and vote your shares on “non-routine” proposals, including the election of directors. As a result, a “broker non-vote” occurs. Accordingly, without your instructions, your broker would have discretionary authority to vote your shares only with respect to Proposal 2, ratification of the appointment of our independent registered public accounting firm.

Other Matters to Be Acted Upon at the Meeting

Our board of directors presently is not aware of any matters, other than those specifically stated in the Notice of Annual Meeting, which are to be presented for action at the Annual Meeting. If any matter other than those described in this Proxy Statement is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Adjournments and Postponements

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Solicitation of Proxies

We will pay the cost of printing and mailing proxy materials. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our common stock.

Internet Availability of Proxy Materials

Our notice of meeting, proxy statement and form of proxy card are each available on our website at http://ir.exlservice.com/proxy.cfm.

Important

Please promptly vote and submit your proxy by completing, signing, dating and returning the enclosed proxy card in the enclosed prepaid postage envelope so that your shares can be voted at the Annual Meeting. This will not limit your right to attend or vote at the Annual Meeting.

All Annual Meeting attendees may be asked to present valid, government-issued photo identification (federal, state or local), such as a driver’s license or passport, and proof of beneficial ownership if you hold your shares through a broker, bank, trust or other nominee, before entering the Annual Meeting. Attendees may be subject to security inspections. Video and audio recording devices and other electronic devices will not be permitted at the Annual Meeting.

If you have any further questions about voting your shares or attending the Annual Meeting, please call our Investor Relations Department at (212) 277-7109.

OUR BOARD OF DIRECTORS

Our board of directors currently consists of seven directors divided into three classes, with each director serving a three-year term and one class being elected at each year’s annual meeting of stockholders. The current composition of our board of directors is as follows:

Class I Directors (term expiring in 2016):	Rohit Kapoor, our Vice Chairman and Chief Executive Officer (“CEO”) Anne E. Minto, OBE

Class II Directors (term expiring in 2014):	David B. Kelso Clyde W. Ostler Som Mittal

Class III Directors (term expiring in 2015):	Dr. Mohanbir Sawhney Garen K. Staglin, our Chairman

The election of our Class II directors will take place at the Annual Meeting. If elected, each of the Class II director nominees will serve on our board of directors until our annual meeting of stockholders in 2017 or until their successors are duly elected and qualified in accordance with our by-laws.

The following sets forth additional information regarding our directors.

Rohit Kapoor—Age: 49—co-founded EXL Inc. in April 1999 and has served as our Vice Chairman and CEO since April 2012 and as a director since November 2002. Mr. Kapoor served as our President and CEO from May 2008 to March 2012, as our Chief Financial Officer (“CFO”) from November 2002 until June 2005 and from September 2006 to March 2007, as our Chief Operating Officer from June 2007 until April 2008 and as President and CFO of EXL Inc. since August 2000. Prior to founding EXL Inc., Mr. Kapoor served as a business head of Deutsche Bank from July 1999 to July 2000. From 1991 to 2000, Mr. Kapoor served in various capacities at Bank of America in the United States and Asia, including India. Mr. Kapoor was appointed as a member of the board of directors of CA, Inc. on April 7, 2011. The Company has concluded that in connection with Mr. Kapoor’s experience as a founder and current role as CEO of the Company, he should serve as a director.

David B. Kelso—Age 61—has served as a director since July 2006. Mr. Kelso is a financial advisor for Kelso Advisory Services, a company he started in 2003. Mr. Kelso served as a senior advisor to Inductis, Inc. from June 2004 through June 2006 at which time the firm was acquired by the Company. From September 2001 through September 2003, Mr. Kelso served as Chairman of the Aetna Life Insurance Co. as well as the Executive Vice President, Strategy and Finance and a member of the Office of the Chairman for Aetna, Inc. From 1996 to 2001, Mr. Kelso was Executive Vice President, Chief Financial Officer and Managing Director of the Chubb Corporation. He currently serves on the Board of Assurant, Inc. and is a member of its Audit Committee and Finance & Investment Committee. Mr. Kelso also serves on the Board of Directors of the Sound Shore Fund where he is the lead independent director and Chair of the Audit, Nominating, and Valuation Committees. From 2005 to 2010, Mr. Kelso was a member of the Board of Directors of Aspen Holdings Limited. Mr. Kelso’s business experience with Inductis, his management and operating experience at major public companies, his expertise in finance, strategy and investments, and his board and committee service at other global companies led to the conclusion that he should serve as a director.

Clyde W. Ostler—Age: 67—has served as a member of our board of directors since December 2007. Mr. Ostler retired from Wells Fargo and Company as a Group Executive Vice President, Vice Chairman of Wells Fargo Bank California, and President of Wells Fargo Family Wealth. During his forty year tenure with Wells Fargo, Mr. Ostler served in a number of capacities, including Vice Chairman in the Office of the President, Chief Financial Officer, Chief Auditor, Head of Retail Branch Banking, Head of Information Technology, Head of

Institutional and Personal Investments and Head of Internet Services. Mr. Ostler has also served on a number of for-profit and non-profit boards of directors. Mr. Ostler was appointed to the board of The McClatchy Company in March, 2013. The Company has concluded, based in part on Mr. Ostler’s business experience through his positions at Wells Fargo & Company that Mr. Ostler should serve as a director.

Dr. Mohanbir Sawhney—Age: 50—has served as a member of our board of directors since November 2005. Dr. Sawhney is a recognized author, scholar and consultant on marketing, innovation and technology. He is the McCormick Tribune Foundation Clinical Professor of Technology and the Director of the Center for Research in Technology & Innovation at the Kellogg School of Management, Northwestern University, where he has been a member of the faculty since September 1993. Dr. Sawhney is also a Fellow of the World Economic Forum. The Company has concluded, based in part on Dr. Sawhney’s scholarly and business experience that Dr. Sawhney should serve as a director.

Garen K. Staglin—Age: 69—has served as our Chairman since February 2014 and as a member of our board of directors since June 2005. Mr. Staglin has over 35 years of experience in the financial services and technology industries. From 1992 to 2002, Mr. Staglin served on the board of directors of First Data Corporation, a credit card and financial services processing company, and from 2001 to 2004 was Chief Executive Officer of eONE Global LP, an emerging payments company. Mr. Staglin serves as a director on the boards of directors of several private companies and non-profit corporations. In the past five years, Mr. Staglin has served on the board of directors of Bottomline Technologies, Inc. and on the international board of directors of Solera Holdings, Inc. and is presently serving on the board of directors of SVB Financial Group. The Company has concluded, based in part on Mr. Staglin’s experience in the financial services and technology industries and his past experience as a member of public company boards of directors that Mr. Staglin should serve as a director.

Anne E. Minto, OBE—Age: 60—has served as a member of our board of directors since March 2013. Ms. Minto is a Fellow of both the Chartered Institute of Personnel & Development and the City and Guilds of London Institute and a Member of the Law Society of Scotland. She was Group Director Human Resources and a member of the executive committee at Centrica plc from 2002 until her retirement in 2011. Ms. Minto previously held senior management roles at Shell UK and Smiths Group plc and was Deputy Director-General of the Engineering Employers’ Federation. Based in the UK, Ms. Minto is a non-executive director of Shire plc and a non-executive director of Tate & Lyle plc. She is also a Trustee of the University of Aberdeen Development Trust. The Company has concluded, based in part on Ms. Minto’s extensive experience as a member of company boards and of management in the human resources field, as well as her knowledge of the European business and regulatory environment, that she should serve as a director.

Som Mittal—Age: 62—has served as a member of our board of directors since December 2013. Mr. Mittal served as President of NASSCOM, a trade body for the IT and business process management industries in India from 2008 through January 2014. Mr. Mittal has held various corporate leadership roles in the IT industry since 1989, including at companies such as Wipro, Digital India, Compaq and HP. He also has extensive experience in the engineering, manufacturing and automotive industries, having held executive roles with Larsen & Toubro, Escorts and Denso. Mr. Mittal became an Independent Director of Axis Bank on October 2011 and in early 2013 a member of Board of Governors of the Indian Institute of Corporate Affairs. Mr. Mittal has been a committee member with the Indian Prime Minister’s National e-Governance Program, a board member at the Indian Institute of Technology in Indore, a member of the Governing Council at the International Institute of Information Technology at Hyderabad, and a member of the Governing Body of the International Institute of Information Technology at Bangalore. The Company has concluded, based in part on Mr. Mittal’s business experience as President of NASSCOM and his knowledge of the outsourcing industry, that Mr. Mittal should serve as a director.

There are no family relationships among any of our directors or executive officers.

CORPORATE GOVERNANCE

Director Independence

Our board of directors has determined that all of the members on our board of directors, other than Mr. Kapoor, meet the independence requirements of the Nasdaq Stock Market and the federal securities laws.

Meeting Attendance

Our directors are expected to attend all board of directors meetings and meetings of committees on which they serve. Directors are also expected to spend sufficient time and meet as frequently as necessary to discharge their responsibilities properly. Overall, during 2013, our board of directors met fifteen times. Each member of our board of directors attended at least 75% of our board of directors meetings during the period in 2013 in which he or she served on our board of directors. It is our policy that all of our directors should attend our Annual Meetings of Stockholders absent exceptional cause.

Board Leadership Structure

Our board of directors is currently led by Garen K. Staglin, our Chairman, and Rohit Kapoor, our Vice Chairman and CEO.

Our by-laws provide that our Chairman or, in the absence of our Chairman, our Lead Director (if there is a Lead Director serving at such time), or in the absence of both our Chairman and Lead Director, our CEO, shall call meetings of our board of directors to order and shall act as the chairman thereof. In the absence of our Chairman, our Lead Director (if there is a Lead Director serving at such time) and our CEO, a majority of our directors present may elect as chairman of the meeting any director present.

Consolidating the Vice Chairman and CEO positions allows our CEO to contribute his experience and perspective regarding management and leadership of the Company towards the goals of improved corporate governance and greater management accountability. In addition, the presence of our Chairman ensures that the board can retain sufficient delineation of responsibilities, such that our Chairman and our Vice Chairman and CEO may each successfully and effectively perform and discharge their respective duties and, as a corollary, enhance our prospects for success. The Company will thus benefit from the ability to integrate the collective leadership and corporate governance experience of our Chairman and our Vice Chairman and CEO, while retaining the ability to facilitate the functioning of the board of directors independently of our management and to focus on our commitment to corporate governance.

For the foregoing reasons, our board of directors has determined that its leadership structure is appropriate and in the best interests of our stockholders at this time.

Committees

Our board of directors currently has three standing committees: the Audit Committee, the Nominating and Governance Committee and the Compensation Committee.

Audit Committee. Our Audit Committee oversees and assists our board of directors in fulfilling its oversight responsibilities with respect to:

•

our accounting and financial reporting processes, including the integrity of the financial statements and other financial information provided by us to our stockholders, the public, any stock exchange and others;

•	our compliance with legal and regulatory requirements;

•	our independent registered public accounting firm’s qualifications and independence;

•	the audit of our financial statements; and

•	the performance of our internal audit function and independent registered public accounting firm.

Our Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent registered public accounting firm, and our independent registered public accounting firm reports directly to our Audit Committee. Our Audit Committee also reviews and approves certain related-party transactions as required by the rules of the Nasdaq Stock Market. A copy of our Audit Committee charter can be found on our website at www.exlservice.com.

The members of our Audit Committee are appointed by our board of directors. All members of our Audit Committee must also be recommended by our Nominating and Governance Committee. Messrs. Kelso, Sawhney and Ostler are the current members of our Audit Committee. Mr. Ostler is the chairman of our Audit Committee. Messrs. Kelso and Ostler qualify as audit committee financial experts under the rules of the Securities and Exchange Commission (“SEC”) implementing Section 407 of the Sarbanes-Oxley Act of 2002. Our board of directors has determined that Messrs. Kelso, Sawhney and Ostler meet the independence and experience requirements of the Nasdaq Stock Market and the federal securities laws for audit committee membership. During 2013, our Audit Committee met seven times. Each member of our Audit Committee attended at least 75% of our Audit Committee’s meetings in 2013.

Nominating and Governance Committee. Our Nominating and Governance Committee identifies individuals qualified to become members of our board of directors (consistent with criteria approved by our board of directors), selects, or recommends that our board of directors select, candidates for election to our board of directors, develops and recommends to our board of directors Corporate Governance Guidelines that are applicable to us and oversees board of director and management evaluations. A copy of our Nominating and Governance Committee charter can be found on our website at www.exlservice.com.

Our Nominating and Governance Committee has a policy, reflected in such committee’s charter, of considering director candidates recommended by our stockholders. Candidate recommendations should be sent to our Nominating and Governance Committee, c/o ExlService Holdings, Inc., 280 Park Avenue, 38th Floor, New York, New York 10017, Attention: Corporate Secretary. Our Nominating and Governance Committee evaluates all candidates in the same manner regardless of the source of the recommendation. Our Nominating and Governance Committee, in making its selection of director candidates, considers the appropriate skills and personal characteristics required in the light of the then-current makeup of our board of directors and in the context of our perceived needs at the time. The Nominating and Governance Committee considers a number of factors in selecting director candidates, including, among others:

•	the ethical standards and integrity in personal and professional dealings of the candidate;

•	the independence of the candidate under legal, regulatory and other applicable standards;

•	the diversity of our existing board of directors, so that we maintain a body of directors from diverse professional and personal backgrounds;

•	whether the skills and experience of the candidate will complement that of our existing board of directors;

•

the number of other public company boards of directors on which the candidate serves or intends to serve, with the expectation that the candidate would not serve on the boards of directors of more than three other public companies;

•	the ability and willingness of the candidate to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her board of directors’ duties;

•	the ability of the candidate to read and understand fundamental financial statements and understand the use of financial ratios and information in evaluating our financial performance;

•	the willingness of the candidate to be accountable for his or her decisions as a director;

•	the ability of the candidate to provide wise and thoughtful counsel on a broad range of issues;

•	the ability and willingness of the candidate to interact with other directors in a manner that encourages responsible, open, challenging and inspired discussion;

•	whether the candidate has a history of achievements that reflects high standards;

•	the ability and willingness of the candidate to be committed to, and enthusiastic about, his or her performance for us as a director, both in absolute terms and relative to his or her peers;

•	whether the candidate possesses the courage to express views openly, even in the face of opposition;

•	the ability and willingness of the candidate to comply with the duties and responsibilities set forth in our Corporate Governance Guidelines and by-laws;

•

the ability and willingness of the candidate to comply with the duties of care, loyalty and confidentiality applicable to directors of publicly traded companies organized in our jurisdiction of incorporation;

•	the ability and willingness of the candidate to adhere to our Code of Conduct and Ethics, including, but not limited to, the policies on conflicts of interest expressed therein; and

•	such other attributes of the candidate and external factors as our board of directors deems appropriate.

Our Nominating and Governance Committee reviews written and oral information provided by and about candidates and considers any additional criteria it feels is appropriate to ensure that all director nominees possess appropriate skills and experience to serve as a member of our board of directors.

Although our Nominating and Governance Committee does not have a formal policy with regard to diversity of board members, pursuant to our Corporate Governance Guidelines, our board of directors seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. This assessment includes an individual’s independence, as well as consideration of diversity, age, skills and experience in the context of the needs of the board of directors. Our Nominating and Governance Committee reviews and makes recommendations regarding the composition of our board of directors in order to ensure that the board has an appropriate breadth of expertise and its membership consists of persons with sufficiently diverse and independent skill sets and backgrounds.

The members of our Nominating and Governance Committee are appointed by our board of directors. During 2013, our Nominating and Governance Committee met five times. Each appointed member of our Nominating and Governance Committee attended at least 75% of our Nominating and Governance Committee’s meetings in 2013 during the period in which he or she served on our Nominating and Governance Committee. Messrs. Kelso, Sawhney, Staglin and Mittal and Ms. Minto are the current members of our Nominating and Governance Committee. Mr. Kelso is the chairman of our Nominating and Governance Committee. Our board of directors has determined that Messrs. Kelso, Sawhney, Staglin and Mittal and Ms. Minto meet the independence requirements of the Nasdaq Stock Market and the federal securities laws.

Compensation Committee. Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our directors, officers and employees and is responsible for approving the compensation of our CEO and other executive officers. Our Compensation Committee also reviews, evaluates and makes recommendations to our board of directors with respect to our incentive compensation plans and equity-based plans and administers the issuance of awards under our equity incentive plans. Our Compensation Committee charter permits the committee to form and delegate authority to subcommittees when appropriate, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirements of the Nasdaq Stock Market. Any such subcommittee must have a published committee charter.

Our Compensation Committee charter also permits the committee to retain advisors, consultants or other professionals to assist the Compensation Committee to evaluate director, CEO or other senior executive compensation and to carry out its duties. In mid-2013, our Compensation Committee retained the services of Frederic W. Cook & Co., Inc., a qualified and independent compensation consultant, to aid the Compensation Committee in performing its duties. Additional information regarding our Compensation Committee’s processes and procedures for considering executive compensation are addressed in the Compensation Discussion and Analysis below. A copy of our Compensation Committee charter can be found on our website at www.exlservice.com.

The members of our Compensation Committee are appointed by our board of directors. All members of our Compensation Committee appointed after the formation of our Nominating and Governance Committee in September 2006 in connection with our initial public offering must also be recommended by our Nominating and Governance Committee. Messrs. Ostler, Staglin and Mittal and Ms. Minto are the current members of our Compensation Committee. Mr. Staglin is the chairman of our Compensation Committee. Our board of directors has determined that Messrs. Ostler, Staglin and Mittal and Ms. Minto meet the independence requirements of the Nasdaq Stock Market and the federal securities laws. During 2013, our Compensation Committee met seven times. Each appointed member of our Compensation Committee attended at least 75% of our Compensation Committee’s meetings in 2013 during the period in which he or she served on our Compensation Committee.

Risk Oversight

Our board of directors provides risk oversight. Our management assists the board in identifying strategic and operating risks that could affect the achievement of our business goals and objectives, assessing the likelihood and potential impact of these risks and proposing courses of action to mitigate and/or respond to these risks. These risks are reviewed and discussed periodically with the full board of directors as part of the business and operating review.

Our management is responsible for management of our day-to-day risks, and, because we are exposed to financial risks in multiple areas of our business, day-to-day risk management activities and processes are performed by multiple members of our senior and other management. Our board of directors primarily relies on the Audit Committee for oversight of our risk management. The Audit Committee regularly reviews and discusses with management our major financial risk exposures and the steps management has taken to monitor, control and manage such exposures, including our risk assessment and risk management guidelines and policies. In addition, our management maintains, as part of our disclosure controls and procedures, a separate disclosure committee that, as part of its review of our quarterly and annual reports, helps facilitate understanding by the Audit Committee and our full board of directors of new or changing risks affecting us.

Compensation Committee Interlocks and Insider Participation

Messrs. Staglin, Ostler and Mittal and Ms. Minto are the members of our Compensation Committee.

During 2013, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or Compensation Committee.

Code of Conduct and Ethics; Corporate Governance Guidelines

In accordance with SEC rules, our board of directors has adopted a Code of Conduct and Ethics that is applicable to our directors, officers and employees and which outlines the high ethical standards that we support and details how our directors, officers and employees should conduct themselves when dealing with fellow employees, clients, suppliers, competitors and the general public. A copy of our Code of Conduct and Ethics can be found on our website at www.exlservice.com.

Our board of directors has also adopted a set of Corporate Governance Guidelines to assist our board of directors in the exercise of its responsibilities. The Corporate Governance Guidelines reflect the commitment of our board of directors to monitor the effectiveness of policy and decision-making, both at the board and senior management levels, and to enhance stockholder value over the long term. A copy of our Corporate Governance Guidelines can be found on our website at www.exlservice.com.

Communications with the Board

Stockholders interested in contacting our board of directors, our Chairman or any individual director are invited to do so by writing to:

Board of Directors of ExlService Holdings, Inc.

c/o Corporate Secretary

ExlService Holdings, Inc.

280 Park Avenue, 38th Floor

New York, New York 10017

All other stockholder communications addressed to our board of directors will be referred to our Chairman and tracked by our Corporate Secretary. Stockholder communications specifically addressed to a particular director will be referred to that director.

Complaints and concerns relating to our accounting, internal accounting controls or auditing matters should be communicated to our Audit Committee, which consists solely of non-employee directors. Any such communication may be anonymous and may be reported to our Audit Committee through our General Counsel by writing to:

Audit Committee

ExlService Holdings, Inc.

280 Park Avenue, 38th Floor

New York, New York 10017

Attn: General Counsel

All such concerns will be reviewed under Audit Committee direction and oversight by our General Counsel, our Head of Internal Audit or such other persons as our Audit Committee determines to be appropriate. Confidentiality will be maintained to the fullest extent possible, consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of our Audit Committee. We prepare periodic summary reports of all such communications for our Audit Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers and directors are required to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of such forms we have received, we believe that all of our officers and directors complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2013.

OUR EXECUTIVE OFFICERS

The table below sets forth information regarding our executive officers.

Name	Age	Position
Rohit Kapoor	49	Vice Chairman and CEO
Mohan A.V.K.	48	Executive Vice President and Global Head of Human Resources
Pavan Bagai	52	President and Chief Operating Officer of the Company
Vikas Bhalla	42	Executive Vice President and Head of Outsourcing Services
William A. Bloom	50	President, Global Client Services
Vishal Chhibbar	46	Executive Vice President and CFO
Rembert de Villa	57	Executive Vice President, Head of Insurance and Healthcare and Chief Strategy Officer
Nancy Saltzman	48	Executive Vice President, General Counsel and Corporate Secretary of the Company

Biographical information for Rohit Kapoor can be found in “Our Board of Directors” above.

Mohan A.V.K.—Age: 48—has served as our Executive Vice President and Global Head of Human Resources since March 2012. Prior to joining us, Mr. A.V.K. was Group President of Global Human Resources at Spice Group, a diversified conglomerate in India and Southeast Asia and was based in Singapore. Prior to joining Spice Group, Mr. A.V.K. held senior positions in human resources at BAT, Motorola, HP, Trilogy and Airtel, India’s largest telecommunications operator.

Pavan Bagai—Age: 52—has served as our President and Chief Operating Officer since April 2012, as our Chief Operating Officer from May 2008 to March 2012 and as Vice President, Head of Outsourcing Services of EXL India from June 2006 until April 2008. He previously served as Vice President, Research and Analytics of EXL India from December 2004 to May 2006, as Vice President, Operations of EXL India from November 2003 to November 2004 and as Vice President, Strategic Businesses of EXL India from July 2002 to November 2003. Prior to joining us, Mr. Bagai served in various capacities in several business areas across markets in Europe and Asia, including India, at Bank of America beginning in 1985.

Vikas Bhalla—Age: 42—has served as our Executive Vice President and Head of Outsourcing since April 2012, as our Head of Outsourcing since November 2009 and served as Vice President, Operations of EXL India from June 2006 to October 2009. He previously served as Vice President, Migrations, Quality and Process Excellence of EXL India from April 2002 to June 2006 and as Director, Quality Initiatives of EXL India from May 2001 to March 2002. From May 1998 to May 2001, Mr. Bhalla served in various capacities at General Electric, including as the Quality Leader and E-Business Leader for GE Plastics India.

William A. Bloom—Age: 50—has served as our President, Global Client Services since April 2012 and as our Executive Vice President of Global Client Services from July 2010 to March 2012. Prior to joining us, Mr. Bloom was Executive Vice President of Insurance Operations and Technology at Travelers from July 2003 to July 2010. Prior to joining Travelers, Mr. Bloom was a Partner at Accenture and a Vice President at Hartford Life Insurance.

Vishal Chhibbar—Age: 46—has served as our Executive Vice President and CFO since April 2012 and as our CFO since June 2009. He has over 25 years of professional experience in finance. Prior to joining us, Mr. Chhibbar was with GE Capital in various leadership roles. Since 2005, Mr. Chhibbar has served as the Regional Head, Group Financial Planning for Strategy and Treasury for GE Capital, Australia and New Zealand. In 2004 and 2005, Mr. Chhibbar was Chief Financial Officer for GE Capital, South Korea. From 1998 to 2004, Mr. Chhibbar was the Chief Financial Officer for GE Capital, Indonesia and Malaysia. Mr. Chhibbar is a Chartered Accountant and an Associate Member of CPA, Australia.

Rembert de Villa—Age: 57—has served as our Executive Vice President, Head of Insurance and Healthcare and Chief Strategy Officer since April 2012, as our Global Head of Client Management and Chief Strategy Officer since September 2010 and as our Managing Principal and Head of Transformation Services from April 2008 to August 2010. Prior to joining us, Mr. de Villa served as Global Practice Leader, Strategic Services at MasterCard Advisors from December 2005 through April 2008 and as Vice President and Financial Services Practice Leader for North America at Capgemini Ernst & Young from March 2003 to December 2005. Prior to his time at Capgemini Ernst & Young, Mr. de Villa was a Partner at A.T. Kearney’s Global Financial Institutions Group.

Nancy Saltzman—Age: 48—has served as our Executive Vice President and General Counsel since April 2014. Ms. Saltzman also serves as Corporate Secretary of the Company. Prior to joining us, Ms. Saltzman was a Senior Vice President, the General Counsel and Corporate Secretary for Westcon Group, Inc. from January 2005 to April 2014. Prior to joining Westcon Group, Inc., Ms. Saltzman was a Senior Associate with the law firm of Dewey Ballantine LLP from October 1998 to April 2000, the Associate General Counsel and Vice President Investor Relations at Chartwell Re Corporation from October 1995 to October 1998 and prior to that an Associate with the law firm of Dewey Ballantine LLP from September 1992 to October 1995.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

We believe that the long-term success of companies that provide outsourcing and transformation services globally is linked to their ability to recruit, train, motivate and retain employees at every level. There is significant competitive pressure in our industry for qualified managers with a track record of achievement. It is critical that we recruit, train, motivate and retain highly talented individuals at all levels of the organization who are committed to our core values of accountability, innovation, excellence, urgency, integrity and mutual respect. We believe that our executive compensation programs are integral to achieving this end.

Our Compensation Committee bases its executive compensation programs on the following objectives, which guide us in establishing all of our compensation programs:

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Compensation should be based on the level of job responsibility, individual performance and our performance. As employees progress to higher levels in the organization, they are able to more directly affect our results and strategic initiatives, and therefore an increasing proportion of their pay should be linked to our performance and tied to creation of stockholder value. Our programs should deliver top-tier compensation in return for top-tier individual and company performance; conversely, where individual performance and/or our performance falls short of expectations, the programs should deliver lower-tier compensation. In addition, the objectives of pay-for-performance and retention must be balanced. Even in periods of temporary downturns in our performance, the programs should continue to ensure that successful, high-achieving employees remain motivated and committed.

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Compensation should balance long-term focus that is linked to stockholder value as well as short-term financial objectives. Consistent with this philosophy, equity-based compensation should be higher for persons with higher levels of responsibility and greater influence on long-term results, thereby making a significant portion of their total compensation dependent on long-term stock appreciation. In addition, compensation should focus management on achieving short-term performance goals in a manner that supports and ensures long-term success and profitability.

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Compensation should reflect the value of the job in the marketplace. We compete for talent globally. In order to attract and retain a highly skilled workforce, we must remain competitive with the pay of other employers who compete with us for talent in the relevant markets.

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Compensation programs should be easy to understand. We believe that all aspects of executive compensation should be clearly, comprehensibly and promptly disclosed to employees in order to effectively motivate them. Employees need to easily understand how their efforts can affect their pay, both directly through individual performance accomplishments, and indirectly through contributing to our achievement of strategic, financial and operational goals. We also believe that compensation for our employees should be administered uniformly across the company and should be administered with clear-cut objectives and performance metrics.

Key Corporate Governance Features

Our compensation programs, practices, and policies are reviewed and re-evaluated periodically and are subject to change from time to time. Our executive compensation philosophy is focused on pay for performance and is designed to reflect appropriate governance practices aligned with the needs of our business. Listed below are some of the Company’s more significant practices and policies that were in effect during fiscal 2013, which were adopted to drive performance and to align our executives’ interests with those of our stockholders.

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Pay for performance. We link a significant portion of each named executive officer’s total compensation to the achievement of specific performance goals, as described below. Such variable compensation is “at-risk” and not guaranteed, and rewards performance and contributions to both short-term and long-term financial performance of the Company.

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Appropriate choice and use of peer groups. We have thoughtfully selected a peer group of companies with similar market capitalization or scope of operations to us, to help us review current market practices and design a competitive compensation program. We set total compensation of our executive officers at levels the Compensation Committee believes are appropriate relative to the total compensation paid to similarly situated executive officers of our peer companies, giving consideration to market and other factors as well.

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Equity compensation best practices. Our equity plans prohibit option repricing without stockholder approval. We do not have excessive overhang or dilution from equity grants. Our equity incentives are designed to encourage our executives to maintain a long-term view of stockholder value creation and to encourage retention.

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Limited perquisites and personal benefits. We provide our named executive officers with only limited perquisites and personal benefits in addition to the regular benefits offered to all employees, and we believe that each perquisite and personal benefit we offer serves an important business purpose. We consider the perquisites and personal benefits that we offer to our executives stationed in India to be customary benefits which allow us to remain competitive for top talent.

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Independent decision-making. Compensation decisions for our named executive officers are approved by an independent Compensation Committee. Our Compensation Committee is advised by an independent consultant who reports directly to the Compensation Committee and provides no services to the Company or management.

•	Risk mitigation. We believe the mix and design of our compensation programs serve to mitigate operational, financial, legal, regulatory, strategic and reputational risks.

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No excise tax gross-ups. We do not provide “gross-ups” for any excise taxes imposed with respect to Section 280G (change-in-control payments) or Section 409A (nonqualified deferred compensation) of the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the “Code”).

2013 Business Highlights

We improved our annual revenues by approximately 8.0%, from $442.0 million in fiscal 2012 to $478.5 million in fiscal 2013, and Adjusted EPS by approximately 13.8%, from $1.58 per share in fiscal year 2012 to $1.80 per share in fiscal year 2013. We faced several challenges in fiscal 2013 that affected our performance, including the loss of a material client contract and a reduction in revenue growth due to fluctuations in foreign exchange. We believe our ability to perform despite such adversity is a direct result of the strong performance of our senior management team. Our particularly noteworthy achievements and areas of growth include the following:

•	In 2013, we won ten new Fortune 500 clients, up from eight in 2012.

•	Our decision analytics business revenue grew 24% year-over-year, driven by risk and marketing analytics engagements tailored to the banking, insurance and healthcare industries.

•	Our platform businesses benefitted from new client wins and brought differentiation to our service offerings.

•	We introduced the Business EXLerator Framework, our proprietary methodology integrating business process automation, analytics, and benchmarking across client processes.

•	Our rapidly expanding healthcare operations management practice continued to enjoy powerful broad-based demand.

•	We were named a “Leader” by Everest Group in its market report, “Insurance BPO—Service Provider Landscape with PEAK Matrix™ Assessment 2013.”

•	We were named a “Major Contender” by Everest Group in its market report, “Banking BPO—Service Provider Landscape with PEAK Matrix™ Assessment 2013.”

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We received the “Aon Hewitt Voice of the Employee Award” for the IT and ITeS sector in India, based on employee opinion scores, recognizing our investment in people practices that attract and retain strong talent.

Our Named Executive Officers

Our named executive officers in 2013 were: Rohit Kapoor, our Vice Chairman and CEO; Vishal Chhibbar, our Executive Vice President and CFO; Pavan Bagai, our President and Chief Operating Officer; William A. Bloom, our President, Global Client Services; and Rembert de Villa, our Executive Vice President, Head of Insurance and Healthcare and Chief Strategy Officer.

Summary of Key Compensation Decisions in 2013

The following highlights the Compensation Committee’s key compensation decisions in 2013 and with respect to performance for 2013.

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Say-on-Pay Approval. At our 2013 Annual Meeting, approximately 93.5% of our stockholders approved (on a non-binding basis) the compensation of our named executive officers, as disclosed in our annual proxy statement for fiscal 2012 pursuant to the compensation disclosure rules of the SEC. In our Compensation Committee’s review and evaluation of our compensation program for 2013, our Compensation Committee viewed the strong support from our stockholders as a sign that our compensation program for our named executive officers was designed and implemented to the satisfaction of the interests of our stockholders.

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Redesigned Performance Criteria. For 2013, the Compensation Committee redesigned the performance criteria of our annual incentive bonus program. The Company-wide performance measures for 2013 were (1) earnings per share, adjusted to remove the after-tax impact of stock-based compensation and the amortization of intangible assets (which we refer to as “Adjusted EPS”) and (2) total revenues. With respect to the performance criteria for our separate business lines, we redesigned the performance goals to focus on the business line’s total revenues, new client revenues and gross margin achievement. We believe this mix of performance goals streamlines the performance criteria of our annual incentive bonus program and focuses our senior executives’ efforts on performance measures that demonstrate our profitability to stockholders.

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Performance Targets. For 2013, the Compensation Committee established performance targets which were intended to encourage stretch performance. We came close to achieving our Adjusted EPS and total revenue performance targets. We achieved Adjusted EPS of $1.80 per share, which represented 96.3% of our Adjusted EPS target, and we achieved revenues of $486.4 million (determined by holding the exchange rate constant), which represented 95.2% of our revenues target.

•	Base Salaries. In April 2013, we implemented increases to the base salaries for our named executive officers (or, for our executives in India, “annual fixed compensation”), as follows:

Name	2012 Base Salary / Annual Fixed Compensation	2013 Base Salary / Annual Fixed Compensation (Effective April 2013)	% Increase
Rohit Kapoor	$520,000	$565,000	8.65%
Vishal Chhibbar	$300,055	$328,886	9.61%
Pavan Bagai	$318,240	$352,377	10.73%
William A. Bloom	$515,000	$530,000	2.91%
Rembert de Villa	$375,000	$385,000	2.67%

No increases were made to any named executive officer’s fiscal 2013 target bonus as a percentage of base salary.

The amounts listed above for Messrs. Chhibbar and Bagai, our executives in India, represent their total annual fixed compensation, which includes base salary, as well as amounts available as a travel allowance, an automobile allowance, a housing allowance, a medical allowance and a cash supplementary allowance. Their total annual fixed compensation is determined and paid in Indian rupees; therefore, a portion of the increase in their total annual fixed compensation is attributable to exchange rate fluctuations.

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Bonuses and Equity Incentives. In 2013, we evaluated our achievement of performance goals established in connection with our annual incentive bonus program and granted bonus awards that were below target amounts, which reflected our actual performance for fiscal 2013. We also granted restricted stock units to our named executive officers in 2013.

Our Compensation Committee’s Processes

Our Compensation Committee has established a number of processes to assist it in ensuring that our executive compensation programs are achieving their objectives. Among those are the following:

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Assessment of Company Performance. Our Compensation Committee uses financial performance measures to determine a significant portion of the payouts under our annual incentive bonus program. The financial performance measures with respect to our named executive officers’ incentive bonuses are largely based on the achievement of Company-wide goals. In addition, the incentive bonuses payable to our senior executives who have responsibility for business lines are tied to such business lines’ financial or other performance. These Company-wide and business-line performance measures are established by our Compensation Committee annually at the beginning of the year. At the end of the year, our Compensation Committee reviews and certifies our performance achievement for that year, and considers the appropriateness of adjustments to the performance criteria and calculations of performance achievement.

We generally pay bonuses at target when we achieve the established financial measures that are set forth in our annual operating plan. These measures reflect targets that are intended to encourage stretch performance. The remainder of an individual’s payout under our incentive bonus program is determined by individual performance.

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Assessment of Individual Performance. Individual performance has a strong impact on the compensation of all employees, including our executive officers. The evaluation of an individual’s performance determines a portion of the payouts made under our incentive bonus program and also influences any changes in base salary.

The performance objectives for our CEO are established early in the year. They are initially proposed by our CEO and modified by our Nominating and Governance Committee based on the performance assessment conducted for the preceding year as well as for important priorities for the current year. In setting the CEO’s performance objectives, our Nominating and Governance Committee meets first by itself, and then with our Compensation Committee and with our CEO. Each agreed-upon objective is supplemented with key performance indicators. Our Nominating and Governance Committee’s goal is to design key performance indicators that are objective and easily measurable. Midway through a given year and at the beginning of the following year, our Nominating and Governance Committee meets with our CEO to conduct a performance review based primarily on his achievement of the agreed-upon objectives as well as his contributions to our performance and other leadership accomplishments, and shares such performance review with our Compensation Committee. After the end-of-year discussion, our Compensation Committee translates the numerical performance rating into a specific payout under our incentive bonus program and shares the payout information with our CEO. At the same time, our Nominating and Governance Committee shares its final performance evaluation with our CEO. Any changes in our CEO’s base salary may also be affected by our Nominating and Governance Committee’s performance evaluation.

For our other named executive officers, our Compensation Committee receives a performance assessment and compensation recommendation from our CEO. The performance assessments are based on self-evaluations by our other named executive officers and subsequent performance appraisals conducted by our CEO in the presence of our Global Head of Human Resources. Our Compensation Committee reviews the performance assessments of these executive officers with our CEO, and evaluates the achievement of established objectives by each executive officer and his or her business line (if applicable), as well as the executive officer’s contribution to our performance, leadership accomplishments and overall competence. In determining the numerical performance rating that translates into specific payouts under our incentive bonus program and also influences any changes in base salary, our Compensation Committee may exercise its judgment based on our board of directors’ interactions with such executive officers.

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Review of Peer Company Market Data. At the time compensation decisions were made for our U.S.-based and other senior executive officers in 2013, our Compensation Committee reviewed publicly available compensation data for companies that are engaged in business and technology services like us. The Compensation Committee took into account whether the companies had market capitalizations or annual revenues similar to ours, as well as the relevance of their geographic areas. The companies that composed our peer group for 2013 were as follows:

Similar Business		Similar Business; Comparable Market Capitalization or Revenues

Cognizant Technology Solutions Corp.	Sykes Enterprises Inc.	iGATE Corp.

Convergys Corporation	Syntel Inc.	Virtusa Corp.

Genpact Ltd.	Teletech Holdings Inc.

Sapient Corp.	WNS (Holdings) Ltd.

Solera Holdings, Inc.

The compensation data for our peer group are compiled directly for our Compensation Committee by our Global Head of Human Resources, based on input from Equilar, Inc., a compensation data provider that we have engaged solely for this purpose. Where compensation information was not publicly disclosed for a specific management position, our Compensation Committee reviewed data corresponding to the most comparable position and also considered the comparative experience of executives. For geographic areas (such as India) where we are not able to obtain publicly available compensation data for our executive officers because such information is not legally required to be disclosed, our Global Head of Human Resources used data from a variety of industry sources.

Our Compensation Committee uses the compensation data to obtain a general understanding of current market practices, so it can design our executive compensation program to be competitive. Market data is not used exclusively, but rather as a point of reference to draw comparisons and distinctions. The Compensation Committee also takes into account an executive officer’s job responsibilities, performance, qualifications and skills in determining individual compensation levels.

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Total Compensation Review. Our Compensation Committee determines the categories and presentation of compensation information required to evaluate each executive’s base pay, incentive bonus and equity incentives when changes in compensation are considered by our Compensation Committee and requests our Global Head of Human Resources to compile such information. Compensation decisions are designed to promote our fundamental business objectives and strategy. Our Compensation Committee periodically reviews related matters such as succession planning and management, changes in the scope of managerial responsibilities, evaluation of management performance and consideration of the business environment, and considers such matters in making compensation decisions.

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Role of the Compensation Committee’s Independent Compensation Consultant. Effective as of mid-2013, the Compensation Committee retained the services of Frederic W. Cook & Co., Inc. (whom we refer to as “Cook & Co.”), a qualified and independent compensation consultant, to aid the Compensation Committee in performing its duties. The Compensation Committee’s objective was to choose a compensation consultant who possessed the necessary skill, experience and resources to meet the Compensation Committee’s needs and who had no relationship with the Company that would conflict with the consultant’s ability to provide independent advice. The Compensation Committee’s compensation consultant assists in collecting and evaluating external market data regarding executive compensation and performance, selecting peer group companies, reviewing the proxy statement, and advising the Compensation Committee on developing trends and best practices in executive compensation, director compensation, and equity and incentive plan design. Other than performing these consulting services, Cook & Co. does not provide other services to us or our executive officers. We have affirmatively determined that no conflict of interest has arisen in connection with the work of Cook & Co. as compensation consultant for the Compensation Committee.

Components of Executive Compensation for 2013

For 2013, the compensation of executive officers consisted of the following five primary components:

•	base salaries or, in the case of our executive officers based in India, fixed compensation;

•	incentive bonuses;

•	equity incentives;

•	benefits and perquisites; and

•	severance and change-in-control benefits.

Base salaries and incentive bonuses are designed to reward annual achievements and be commensurate with the executive’s scope of managerial responsibilities, demonstrated leadership abilities, and management experience and expertise. Our other elements of compensation focus on motivating and challenging the executive to achieve sustained and long-term results. We generally do not adhere to rigid formulas or necessarily react to short-term changes in business performance in determining the amount and mix of compensation elements. However, we do rely on the formulaic achievement of our Adjusted EPS and revenues targets in connection with determining a significant portion of the incentive bonuses for our executive officers and other members of management.

Our Compensation Committee’s periodic review of each executive’s base pay, incentive bonus and equity incentives is intended to maintain the appropriate pay mix for each executive officer based on his role and responsibility.

The following is a discussion of our Compensation Committee’s considerations in establishing each of the compensation components for our executive officers.

Base Salary

Base salary is a fixed element of employees’ annual cash compensation, the payment of which is not tied to our performance. We provide a competitive annual base salary to each of our named executive officers. This attracts and retains an appropriate caliber of talent for the position and provides a base wage that is not subject to our performance risk. We recognize that changes in the scope of managerial responsibilities could warrant increases before the scheduled review. Base salary determinations reflect the individual’s experience, scope of managerial responsibilities, skill set and the market value of that skill set. In setting base salaries for 2013, our Compensation Committee considered the following factors:

•	Individual performance. As described above under “Our Compensation Committee’s Processes,” base salary increases take into account individual performance and competence assessments.

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Market data specific to the executive’s position, where applicable. As noted above, our Compensation Committee used certain geographical and market data to test for reasonableness and competitiveness of base salaries, but we also exercised subjective judgment based on the rapid growth of our industry and our view of our compensation objectives.

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Consideration of the mix of overall compensation. Consistent with our compensation objectives, as employees progress to higher levels in the organization, a greater proportion of overall compensation is directly linked to our performance and stockholder value. Thus, for example, our CEO’s overall compensation is more heavily weighted toward equity compensation than that of our other executive officers.

Incentive Bonus

We have established an annual incentive bonus program in order to align our executive officers’ goals with our performance targets for the current year and to encourage meaningful contributions to our future financial performance. Our Compensation Committee approved the framework of our incentive bonus program in early 2013 for bonuses payable in respect of 2013 performance. Under the program, bonus target amounts, expressed as a percentage of base salary or annual fixed compensation, are established for participants at the beginning of each year unless their employment agreements contain different terms. Funding of potential bonus payouts for the year are determined by our financial results for the year relative to predetermined performance measures, and may be increased or decreased depending upon the executive’s individual performance against his or her performance goals. If our performance falls short of target, as was true for 2013 performance, our aggregate funding of the annual cash bonus incentive pool declines. If we do not achieve a minimum threshold for the established financial performance objectives, then the bonus pool is not funded for that particular objective. At the end of the performance period, our Compensation Committee has discretion to adjust an award payout from the amount yielded by the formula.

Our Compensation Committee considered the following when establishing the awards for 2013:

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Bonus Targets. Bonus targets were established based on job responsibilities and comparable market data. Our objective was to set bonus targets such that total annual cash compensation was within the broad middle range of market data and a substantial portion of that compensation was linked to our performance. Consistent with our executive compensation policy, individuals with greater job responsibilities had a greater proportion of their total compensation tied to our performance. During 2013, our Compensation Committee established the following bonus targets (expressed as a percentage of base salary or annual fixed compensation) as well as maximum bonus targets for each named executive officer:

Name	Bonus Target	Bonus Maximum
Rohit Kapoor	85% of base salary	170% of base salary
Vishal Chhibbar	50% of annual fixed compensation	100% of annual fixed compensation
Pavan Bagai	75% of annual fixed compensation	150% of annual fixed compensation
William A. Bloom	75% of base salary	150% of base salary
Rembert de Villa	75% of base salary	150% of base salary

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Determination of Cash and Equity Portions. As in prior years, our annual incentive bonuses for 2013 were payable partly in cash and partly in long-term equity. This practice was intended to enhance executive retention, provide for greater executive share ownership, and more directly create alignment with our stockholders.

The percentage mix of cash and equity was recalibrated in 2013 to pay a greater portion of annual incentive bonuses in the form of long-term equity awards. We believe this change increases our executive officers’ incentives for long-term performance, and encourages them to take actions that will enhance the value of our business over time. Accordingly, we reduced the portion of 2013 annual incentive bonuses payable in cash from 90% to 80%. Following our practice in recent years, we continued to pay 150% of the remaining portion (now 20%) in the form of restricted stock units. The Compensation Committee determined that paying 150% of the remaining non-cash portion was appropriate because the restricted stock units awarded to the executives are subject to continued service, thus creating a risk of forfeiture for our executive officers that they would otherwise not have if the amount were paid immediately in cash.

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Performance Measures Applicable to Cash-Based Portion. With respect to the cash-based portion (i.e., 80%) of the target annual incentive bonuses, payment was subject to achievement of three types of performance measures: (i) Company-wide performance goals, (ii) individual performance goals, and (iii) where applicable, business line performance goals.

The Company-wide financial performance measures were weighted 50% on Adjusted EPS and 50% on revenues. Our Adjusted EPS and revenues targets focus employees on improving both top-line revenues and bottom-line earnings.

The business line financial performance measures, which apply to incentive bonuses payable to our senior executives who have responsibility for business lines, including Mr. de Villa, are tied to such business lines’ financial or other performance and were weighted 40% to revenues, 20% to new client revenues and 40% to gross margin. The incentive bonuses payable to our vice presidents in the enabling or corporate groups, including Mr. Chhibbar, were partially based on achieving budgeted goals for G&A expenses of the Company.

The table below summarizes the performance measures applicable to the cash-based portion of the 2013 target annual incentive bonuses for our named executive officers:

Name	Company-Wide Performance(1)	Individual Performance		Business Line or Other Company Performance
Rohit Kapoor	60%	40%		0%
Vishal Chhibbar	40%	40%		20	%(2)
Pavan Bagai	60%	40%		0%
William A. Bloom	60%	40	%(3)	0%
Rembert de Villa	30%	40%		30	%(4)

(1)	Based 50% on our Adjusted EPS goal and 50% on our revenues goal, for all employees whose incentive bonus is linked to Company-wide financial performance, including our named executive officers.

(2)	20% of Mr. Chhibbar’s cash-portion 2013 target bonus was dependent on achievement of budgeted goals for G&A expenses of the Company.

(3)	The weighting of Mr. Bloom’s cash-portion 2013 target bonus for individual performance was reduced from 75% (in fiscal 2012) to 40% in order to align his individual performance weighting with other named executive officers.

(4)	30% of Mr. de Villa’s cash-portion 2013 target bonus was dependent on the financial performance of the insurance and healthcare business line, specifically with respect to revenues (12%), new client revenues (6%) and gross margin percentages (12%).

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Performance Measures Applicable to Equity-Based Portion. With respect to the equity-based portion (i.e., 20%) of the target annual incentive bonuses, payment was subject to achievement of Company-wide performance goals only.

The performance measures for the equity-based portion of the target annual incentive bonuses were initially established to be the compounded annual growth rate of Adjusted EPS and revenues as compared to the previous year. However, following its review of the Company fiscal 2013 performance, the Compensation Committee decided to utilize the same, absolute dollar-value performance achievement metrics as were applicable to the cash-based portion of the target annual incentive bonuses. Accordingly, the equity-based portion of the target annual incentive bonuses were determined 50% on Adjusted EPS and 50% on revenues, based on absolute dollar values and not year-over-year performance growth.

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Determination of Financial Performance Achievement. In 2013, the portion of incentive bonus payments that were subject to financial performance measures could have ranged from zero to 200% of target depending on the achievement of performance goals, as follows:

% of Adjusted EPS Achieved Compared to Target Goal:	% of Target Portion Funded:
Less than 90%	0%
At 90%	25%
From 90% to 100%	Linear interpolation from 25% to 100%
At 100%	100%
From 100% to 115%	Linear interpolation from 100% to 200%
Above 115%	200%

% of Revenues Achieved Compared to Target Goal:	% of Target Portion Funded:
Less than 90%	0%
At 90%	25%
From 90% to 100%	Linear interpolation from 25% to 100%
At 100%	100%
From 100% to 110%	Linear interpolation from 100% to 200%
Above 110%	200%

In 2013, we achieved Adjusted EPS of $1.80 per share, which represented 96.3% of our Adjusted EPS target, and revenues of $486.4 million, which represented 95.2% of our revenues target. (In light of exchange rate fluctuations during fiscal 2013, our Compensation Committee determined that it was appropriate to determine achievement of our revenues goal by holding the exchange rate constant. Thus, for purposes of annual incentive bonus calculations, our achievement of our revenues was determined to be $486.4 million, whereas actual revenues achievement after giving effect to exchange rate fluctuations would yield $478.5 million.) As a result of our financial performance, 72.5% of the bonus pool was funded in respect of the Adjusted EPS target and 63.8% of the bonus pool was funded in respect of the revenues target.

The bonus pool funding for employees whose bonuses are tied to the performance of specific business lines is determined by targets established for such businesses by our Compensation Committee.

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Individual Performance Measures. As discussed above, the cash-based portion of the target annual incentive bonuses are partially based on the achievement of individual performance measures. These goals are designed to balance the attention of our named executive officers between the achievement of near-term objectives that improve specific processes or performance metrics and long-term objectives for us. While some of the goals are subjective, certain other goals, such as client and employee satisfaction metrics, are capable of objective measurement. The individual performance measures for our named executive officers were generally as follows:

Name	Individual Performance Goals
Rohit Kapoor	• Company leadership and operational accomplishments • Development of new and strategic capabilities • Growth and strengthening of business development
Vishal Chhibbar

•   Strengthening finance department organization and operations

•   Achievement of compliance objectives

•   Achievement of corporate financial targets

•   Leadership of organic and inorganic growth

•   Profitability initiatives

Pavan Bagai

•   Operational and financial metrics for the outsourcing and transformation business lines (including business lines from certain recent acquisitions)

•   Integration of acquired businesses

•   Fostering innovation and enabling practices and advancement of strategic objectives

William A. Bloom

•   Strengthening of our business development and client service capabilities

•   Organizational leadership and operational accomplishments

•   Development of new and strategic capabilities and advancement of strategic objectives

Rembert de Villa	• Financial metrics for the insurance and healthcare business line • Development of a robust corporate strategy • Organizational leadership and advancement of strategic objectives

•    Determination of Individual Performance Achievement.

Our Nominating and Governance Committee reviewed the performance assessment of Mr. Kapoor. Mr. Kapoor made performance assessments and compensation recommendations for our other named executive officers, and our Compensation Committee approved the recommendations after reviewing similar considerations for such named executive officers. For Mr. Kapoor, our Nominating and Governance Committee considered his accomplishment of financial and individual objectives that had been established at the beginning of 2013. For Mr. Chhibbar, our Compensation Committee noted his role in strengthening the finance department’s personnel and procedures and effectively engaging with investors and the broader investment community. For Mr. Bagai, our Compensation Committee recognized and gave weight to his individual goal achievements, including the business and financial performance of our outsourcing and transformation businesses under his leadership and his contribution to increased employee and client satisfaction measures and attrition management. For Mr. Bloom, our Compensation Committee recognized and gave weight to his role in strengthening the global client services organization, successful development of strategic objectives and leadership on enterprise-wide cultural and client-oriented initiatives. For Mr. de Villa, our Compensation Committee recognized and gave weight to Mr. de Villa’s strategic client operations, development of our corporate strategy, and leadership on enterprise-wide business initiatives.

•    Actual Bonus Payments.

Bonuses were paid to our named executive officers in March 2014. The following table sets forth the incentive bonus earned by each of our named executive officers. The amounts set forth in the table below represent the full amount of the incentive bonus earned and details the amounts paid in cash and paid as restricted stock units under our 2006 Omnibus Award Plan, which we refer to as our “2006 Plan,” as follows:

Name	Overall Percentage Attainment of Target Bonus (%)	Earned 2013 Incentive Bonus ($)	Portion of Incentive Bonus Paid in Cash ($)	Portion of Incentive Bonus Paid in Restricted Stock Units ($)(1), (2)	Number of Restricted Stock Units Granted (#)(2)
Rohit Kapoor	48.6%	233,238	169,070	96,252	3,612
Vishal Chhibbar	91.4%	129,867	109,880	29,981	1,125
Pavan Bagai	78.2%	158,614	126,568	48,068	1,804
William A. Bloom	56.5%	224,595	170,797	80,696	3,028
Rembert de Villa	65.8%	183,285	144,183	58,653	2,201

(1)	As noted above, the portion of the annual incentive bonus paid in restricted stock units is paid at 150% of the earned amount.

(2)	The restricted stock units awarded in respect of 2013 performance under our annual incentive bonus plan were granted on February 13, 2014. In accordance with SEC rules, these awards are not shown in the compensation tables following the Compensation Discussion & Analysis section of this proxy statement, but will be shown in our proxy statement for the following fiscal year.

The number of restricted stock units granted was determined using a per share fair market value of $26.65, which is the average of the adjusted closing prices for the trading days beginning on October 23, 2013 and ending on January 24, 2014, and, for Messrs. Chhibbar and Bagai, a conversion rate equal to 58.83 rupees to $1.00. Such exchange rate was the Indian rupee to U.S. dollar exchange rate in effect on January 24, 2014, the date of the materials presented to our board of directors for approval of these restricted stock unit grants. The restricted stock units vest ratably over three years on each anniversary of the grant date.

Discretionary Bonuses

In respect of 2013 performance, our Compensation Committee considered and approved Mr. Kapoor’s recommendations for awarding a limited amount of discretionary bonuses to key employees throughout the Company, including certain of our named executive officers. Our Compensation Committee determined that these discretionary bonuses were appropriate in light of the strong performance of our Analytics, Landacorp and Healthcare businesses, the Company’s success in implementing the EXlerator framework with multiple clients, and the Company’s success in securing several key strategic clients by the end of 2013. We believe that these discretionary bonus awards were important for the retention of our high performers and critical talent. The amount of discretionary bonuses awarded to certain of our named executive officers appears in the “Bonus” column of the Summary Compensation Table found on page 27.

Equity Incentives

Our named executive officers are eligible to receive long-term equity incentive awards. Long-term incentive awards provide employees with the incentive to stay with us for longer periods of time, which in turn, provides us with greater stability as we grow. These incentives foster the long-term perspective necessary for continued success in our business because the value of the awards is directly linked to long-term stock price performance, and they ensure that our executive officers are properly focused on stockholder value.

In fiscal 2013, we granted restricted stock units to certain of our employees under our 2006 Plan, including our named executive officers. A portion of the restricted stock units granted to our named executive officers were earned and payable under our annual incentive bonus program, described above under “Incentive Bonus.” The grant values of such awards are determined based on our achievement of Company-wide performance against the performance targets applicable for the prior year. Such restricted stock unit awards vest ratably over three years on each anniversary of the grant date.

In addition, our named executive officers received restricted stock unit awards as part of their total annual performance compensation. The grant values of such awards were determined in the discretion of the Compensation Committee, taking into account our achievement of financial and strategic objectives over the prior year, as well as our need for retention of top talent in a competitive marketplace. Consistent with our compensation philosophy, individuals at higher levels received a greater proportion of their total pay in the form of equity. Accordingly, on February 8, 2013, the Compensation Committee met and approved a grant of 75,000 shares of restricted stock units to Mr. Kapoor, 25% of which vest on each of the first four anniversaries of the grant date. On the same date, we approved grants of 12,000, 23,000, 23,000 and 9,000 shares of restricted stock units to Messrs. Chhibbar, Bagai, Bloom and de Villa, respectively, which generally vest over a four-year period with 10% vesting on the first anniversary of the date of grant, an additional 20% vesting on the second anniversary of the grant date, an additional 30% vesting on the third anniversary of the grant date and the remaining 40% vesting on the fourth anniversary of the grant date—what we call “Standard Graded Vesting.”

Restricted stock unit awards offer executives the opportunity to receive shares of our common stock on the date that the restrictions lapse. Such awards serve both to reward and retain executives because value is linked to the price of our stock on the date that the restriction lapses, and the executive must generally remain in employment through the date that the restrictions lapse. Restricted stock unit awards provide a significant degree of alignment of interests between our executives and stockholders.

We chose to grant equity compensation solely in the form of restricted stock units in 2013, rather than a mix of stock options and restricted stock units as we had done in the past. Restricted stock units are potentially less dilutive to stockholders’ equity because restricted stock awards are full value awards, and our Compensation Committee can award fewer restricted stock unit awards than an equivalent value of stock options.

Looking Forward to 2014—Incentive Programs

Beginning in 2014, our Compensation Committee has determined to modify our annual incentive bonus program and our restricted stock unit grant program. Although the changes to the 2013 annual incentive bonus program helped achieve our mission to focus on long-term performance and stockholder value, the Compensation Committee believes it is important that the program be executed with less complexity, so that the program can be more easily communicated to participants at all levels of our organization. We believe simplifying the program will augment our employees’ motivation to achieve results, while still enabling us to establish performance goals that have a long-term view and promote stockholder value. Thus, for 2014, our annual incentive bonus program will be a full cash program based on the annual performance measures established by our Compensation Committee, and our equity awards program will incorporate performance-vesting conditions. We believe the program for 2014 incentivizes long-term performance and creates alignment with our stockholders.

Under the 2014 annual incentive bonus program, the performance criteria for Messrs. Kapoor, Bagai and Bloom will be entirely based on Company-wide performance against our 2014 targets for Adjusted EPS and revenues. For Mr. Chhibbar, his performance criteria will be based 60% on achievement of the same Company-wide performance targets, 20% on achievement of budgeted goals for G&A expenses and 20% on achievement of his individual performance goals. For Mr. de Villa, his performance criteria will be based 40% on achievement of the same Company-wide performance targets and 60% on achievement of his business unit’s performance goals.

With respect to restricted stock units granted on or after February 13, 2014:

•

50% would be subject to Standard Graded Vesting (except for Mr. Kapoor, whose restricted stock units will vest in increments of 25% on each of the first four anniversaries of the grant date), subject to continuous service with the Company through the applicable vesting date; and

•	the remaining 50% would be subject to performance-based vesting, subject to continuous service with the Company through the end of the applicable three-year performance period.

The performance-based portion of the 2014 restricted stock units are split into two types that each vest based on separate performance measures as follows:

•

Revenue-Based RSUs: 50% of these performance-based restricted stock unit awards will cliff-vest on December 31 of the third fiscal year in the performance period, subject to achievement of threshold Company revenues against an annual revenue target for such third fiscal year — we call these awards “Revenue-Based RSUs.” Up to one-third of Revenue-Based RSUs may also be “banked” based on the Company’s actual revenue performance against revenue targets in each of the first and second years of the performance period. For example, awards granted in February 2014 would cliff-vest on December 31, 2016, subject to achievement of Company revenues against the threshold target for 2016, but up to one-third of the units may be banked based on actual revenue performance for each of 2014 and 2015. The ultimate amount of Revenue-Based RSUs that a recipient earns, which may be up to 200% of the target award of Revenue-Based RSUs, will equal the greater of (x) the Revenue-Based RSUs earned based on achievement of the annual revenue target for the third fiscal year of the performance period, and (y) the sum of the banked Revenue-Based RSUs earned in the first and second year of the grant.

•

TSR-Based RSUs: The remaining 50% of the performance-based restricted stock unit awards cliff-vest on December 31 of the third fiscal year in the performance period, based on the achievement of relative total stockholder return performance of the Company against a peer group over the grant’s three-year performance period—we call these awards “TSR-Based RSUs.” The award recipient may earn up to 200% of the target TSR-Based RSUs.

Benefits and Perquisites

We offer employee benefits coverage in order to:

•	provide our global workforce with a reasonable level of financial support in the event of illness or injury; and

•	enhance productivity and job satisfaction through programs that focus on work/life balance.

The benefits available for all U.S. employees include customary medical and dental coverage, disability insurance and life insurance. In addition, our 401(k) plan provides a reasonable level of retirement income reflecting employees’ careers with us. A number of our U.S. employees, including our U.S.-based named executive officers, participate in these plans. The cost of employee benefits is partially borne by our employees, including our named executive officers. Our named executive officers in India, Messrs. Chhibbar and Bagai, are eligible to participate in the Company’s pension benefit, health and welfare and fringe benefit plans otherwise available to executive employees stationed in India.

We generally do not provide significant perquisites or personal benefits to executive officers other than our CEO and our executive officers stationed in India. Our CEO is provided a limited number of perquisites whose primary purpose is to minimize distractions from his attention to our important initiatives and to be competitive. A discussion of the benefits provided to our CEO is provided under “Employment Agreements” beginning on page 29.

Severance and Change-in-Control Benefits

Each named executive officer is party to an employment agreement or letter that sets forth the terms of his or her employment, including compensation, which was negotiated through arms’-length contract negotiations. Under these employment agreements or letters, we are obligated to pay severance or other enhanced benefits upon termination of their employment. A discussion of the severance and other enhanced benefits provided to our named executive officers is provided under “Potential Payments upon Termination or Change in Control at Fiscal 2013 Year-End” beginning on page 38.

We have provided change-in-control severance protection for certain of our executive officers, including our named executive officers. Our Compensation Committee believes that such protection is intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control. In addition, for executive officers, the program is intended to align executive officers’ and stockholder interests by enabling executive officers to consider corporate transactions that are in the best interests of our stockholders and other constituents without undue concern over whether the transactions may jeopardize the executive officers’ own employment.

Senior executive officers, including our named executive officers, have enhanced levels of benefits based on their job level, seniority and probable loss of employment after a change in control. We also consider it likely that it will take more time for senior executive officers to find new employment.

Deductibility Cap on Executive Compensation

Our Compensation Committee’s general policy is that compensation should qualify as tax deductible to the Company for federal income tax purposes whenever possible, to the extent consistent with our overall compensation goals. Under Section 162(m) of the Code, compensation paid to certain of our named executive officers (other than our chief financial officer) in excess of $1 million per year is not deductible unless the compensation is “performance-based” as described in the regulations under Section 162(m). Compensation is generally “performance-based” if it is determined using pre-established objective formulas and criteria approved by stockholders within the past five years. Compensation awards under our 2006 Plan generally are designed to maximize tax deductibility by satisfying the performance-based compensation exception to Section 162(m). The performance-based provisions of our 2006 Plan were approved by our stockholders in 2009 at a special meeting of stockholders, and we are requesting re-approval by our stockholders at the 2014 Annual Meeting. Changes in applicable tax laws and regulations as well as factors beyond the control of the Compensation Committee can adversely impact the deductibility of compensation paid to our executive officers who are covered by Section 162(m). Our Compensation Committee believes that mathematical formulas cannot always anticipate and fairly address every situation that might arise. The Compensation Committee therefore retains the authority to adjust compensation in the case of unexpected, unusual or non-recurring events or to attract and retain key executive talent, even if this results in the payment of non-deductible compensation or to otherwise award or pay non-deductible compensation if the Committee deems it in the best interests of the Company and its stockholders to do so.

We have taken steps to qualify stock options and performance awards granted under the 2006 Plan for full deductibility as “performance-based compensation,” and are requesting our stockholders to re-approve such treatment at the 2014 Annual Meeting. Our Compensation Committee may make payments that are not fully deductible if, in its judgment, such payments are necessary to achieve our compensation objectives and to protect stockholder interests. With respect to 2013, certain of Mr. Kapoor’s compensation in excess of $1 million was not deductible by us under Section 162(m), and this determination was made in order to stay competitive in retaining the services of our CEO.

Compensation Committee Report

The Compensation Committee of the board of directors of ExlService Holdings, Inc. has reviewed and discussed the Compensation Discussion and Analysis with our management and, based on such review and discussion, has recommended to the board of directors of ExlService Holdings, Inc. that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K, and our proxy statement relating to our 2013 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE

Mr. Garen K. Staglin (Chairman)

Ms. Anne Minto

Mr. Som Mittal

Mr. Clyde W. Ostler

Summary Compensation Table for Fiscal Year 2013

The following table sets forth information for compensation earned in fiscal years 2011, 2012 and 2013 by our named executive officers:

Name and Principal Position	Year	Salary ($)		Bonus ($) (3)	Stock Awards ($) (4)	Option Awards ($) (4)	Non-Equity Incentive Plan Compen- sation ($) (5)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($) (6)	All Other Compen- sation ($)		Total ($)
Rohit Kapoor Vice Chairman & CEO	2013 2012 2011	553,904 515,027 500,000		— — 49,051	2,276,711 1,021,267 832,884	— 997,850 850,427	169,070 334,096 354,753	— — —	38,433 85,517 87,476	(7) (8)	3,038,478 2,953,757 2,674,590
Vishal Chhibbar Executive Vice President and CFO	2013 2012 2011	250,119 208,169 226,410	(1)	6,129 23,601 39,007	381,028 146,391 124,686	— 113,090 96,382	109,880 147,900 154,720	7,529 7,024 7,740	24,205 43,508 57,706	(9)	786,459 689,682 706,649
Pavan Bagai President & Chief Operating Officer	2013 2012 2011	225,475 237,347 243,914	(2)	28,381 9,832 15,841	720,673 370,312 294,226	— 332,617 283,476	126,568 227,949 254,837	8,511 6,500 5,228	68,747 76,577 67,142	(10)	1,184,544 1,261,133 1,164,663
William A. Bloom President, Global Client Services	2013 2012 2011	526,301 511,270 500,000		— 10,713 31,375	744,616 402,017 340,465	— 332,617 283,476	170,797 363,858 372,429	— — —	21,105 33,382 32,745	(11)	1,471,340 1,653,856 1,560,489
Rembert de Villa Executive Vice President, Head of Insurance & Healthcare and Chief Strategy Officer	2013 2012 2011	382,534 372,004 362,950		6,715 8,839 15,378	315,996 158,528 148,990	— 82,041 78,191	144,183 280,045 276,802	— — —	8,250 14,034 54,634	(12)	857,678 915,491 936,946

(1)	The amount set forth in the “Salary” column for Mr. Chhibbar includes $118,566 of base salary, $40,790 of a cash supplementary allowance, $71,140 of housing allowance (which Mr. Chhibbar elected to receive instead of cash), $9,877 of travel allowance (which Mr. Chhibbar elected to receive instead in cash), $9,503 of a special car allowance (which Mr. Chhibbar elected to receive instead of cash) and $243 of medical allowance (which Mr. Chhibbar elected to receive instead in cash).

(2)	The amount set forth in the “Salary” column for Mr. Bagai includes $104,453 of base salary, $86,746 of a cash supplementary allowance, $25,315 of housing allowance (which Mr. Bagai elected to receive instead in cash), $8,701 of leave travel allowance (which Mr. Bagai elected to receive instead in cash), $243 of medical allowance (which Mr. Bagai elected to receive instead in cash), and $17 of a special car allowance (which Mr. Bagai elected to receive instead of cash).

(3)	The amounts set forth in the “Bonus” column for 2013 reflect discretionary bonuses paid in respect of 2013. For details regarding these bonuses, see “Compensation Discussion and Analysis—Discretionary Bonuses” on page 23.

(4)

Amounts reflect the total grant date fair value of awards recognized for financial statement reporting purposes for the fiscal years ended December 31, 2011, 2012 and 2013, in accordance with FASB ASC Topic 718 (disregarding any forfeiture assumptions). Assumptions used in the calculation of these amounts are included (i) for 2013, in footnotes 2 and 13 to the audited financial statements for the fiscal year ended December 31, 2013, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2014; (ii) for 2012, in footnotes 2 and 13 to the audited financial statements for the fiscal year ended December 31, 2012, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2013; and (iii) for 2011, in footnotes 2 and 14 to the audited financial statements for the fiscal year ended December 31, 2011, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2012.

(5)	Reflects the cash incentive bonuses earned in respect of 2013 and paid in 2014. For details on our annual incentive bonus program, see “Compensation Discussion and Analysis—Incentive Bonus” beginning on page 19.

(6)	Reflects the present value of accruals under the Gratuity Plan for Indian Employees. Information regarding our Gratuity Plan (including the assumptions used to calculate these amounts) may be found under “Pension Benefits For Fiscal Year 2013” beginning on page 37.

(7)	Amount for Mr. Kapoor includes the travel allowance provided for under his employment agreement, to be used for once-a-year business class airfare for himself and his family between the United States and India, travel expenses for Mr. Kapoor’s spouse to accompany him on business trips, costs associated with use of an automobile and driver, home internet and telephone charges, contributions to our 401(k) plan, and Company-paid life insurance premiums.

(8)	The amount set forth in the “All Other Compensation” column for Mr. Kapoor for fiscal year 2012 differs from the amount shown in our proxy statement for fiscal year 2012 because certain business expense items were inadvertently included and total 401(k) contributions were double-counted. Accordingly, Mr. Kapoor’s “All Other Compensation” amount for fiscal year 2012 has been revised here to deduct certain housing, airfare and other travel expenses while traveling out of the United States for work and to adjust for the fiscal year 2012 401(k) contributions that were unintentionally double-counted.

(9)	Amount for Mr. Chhibbar includes contributions to the Employees’ Provident Fund Scheme (a statutorily required defined contribution program for Indian employees) ($14,228), costs associated with use of an automobile and driver in India, home internet and telephone charges, and tax planning and legal fees.

(10)	Amount for Mr. Bagai includes housing allowance ($37,357), contributions to Employees’ Provident Fund Scheme (a statutorily required defined contribution program for Indian employees) ($12,534), costs associated with use of an automobile and driver in India, home internet and telephone charges, and tax planning and legal fees.

(11)	Amount for Mr. Bloom includes contributions to our 401(k) plan, Company-paid life insurance premiums, tax planning fees, and a payment to gross up the tax planning fees so that the economic benefit to him was the same as if such benefit were provided on a non-taxable basis ($4,334).

(12)	Amount for Mr. de Villa includes employer contributions to our 401(k) plan, and Company-paid life insurance premiums.

For this executive compensation disclosure, U.S. dollar figures have been converted from Indian rupees at a rate of 61.78 rupees to $1.00, the rupee to U.S. dollar exchange rate in effect on December 31, 2013. Due to exchange rate fluctuations, the amounts set forth in the compensation tables and the following disclosure with respect to Messrs. Chhibbar’s and Bagai’s salary are slightly different than the amounts set forth in the “Compensation Discussion and Analysis” section above. The amounts set forth in the “Compensation Discussion and Analysis” section above were reported as U.S. dollar figures converted from Indian rupees at a rate of 53.21 rupees to $1.00, which was the rupee to U.S. dollar exchange rate in effect on January 31, 2013, the date on which Messrs. Chhibbar’s 2013 annual fixed compensation value was approved.

Grants of Plan-Based Awards Table for Fiscal Year 2013

The following table sets forth information concerning grants of stock and option awards and non-equity incentive plan awards granted to our named executive officers during fiscal year 2013:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)		Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Rohit Kapoor	—	—	470,818	941,637	—		—
	2/8/13				75,000	(2)	2,217,000
	2/8/13				2,020	(3)	59,711
Vishal Chhibbar	—	—	139,636	279,272	—		—
	2/8/13				12,000	(2)	354,720
	2/8/13				890	(3)	26,308
Pavan Bagai	—	—	223,880	447,761	—		—
	2/8/13				23,000	(2)	679,880
	2/8/13				1,380	(3)	40,793
William A. Bloom	—	—	394,726	789,452	—		—
	2/8/13				23,000	(2)	679,880
	2/8/13				2,190	(3)	64,736
Rembert de Villa	—	—	286,901	573,801	—		—
	2/8/13				9,000	(2)	266,040
	2/8/13				1,690	(3)	49,956

(1)	These amounts reflect the target and maximum cash incentive bonuses set for 2013. For details of our annual incentive bonus program, see “Compensation Discussion and Analysis—Incentive Bonus” beginning on page 19.

(2)	Represents annual awards of restricted stock units granted under the 2006 Plan, subject to the vesting set forth in footnote 4.

(3)	Represents bonus-related restricted stock units, granted in respect of 2012 performance. Such restricted stock units were granted under the 2006 Plan, subject to the vesting set forth in footnote 4.

(4)	The vesting schedules of the stock grants mentioned in the table are as follows (subject to continued employment through each applicable vesting date):

Name	Grant Date	Vesting Start Date	Vesting Schedule
Rohit Kapoor	2/8/2013	2/8/2013	Restricted Stock Units: Vesting over 4 years – 25% each year
	2/8/2013	2/8/2013	Restricted Stock Units (Bonus-Related): Vesting over 3 years – 33.33% each year
Vishal Chhibbar	2/8/2013	2/8/2013	Restricted Stock Units: Vesting over 4 years – 10%, 20%, 30% and 40%
	2/8/2013	2/8/2013	Restricted Stock Units (Bonus Related): Vesting over 3 years – 33.33% each year
Pavan Bagai	2/8/2013	2/8/2013	Restricted Stock Units: Vesting over 4 years – 10%, 20%, 30% and 40%
	2/8/2013	2/8/2013	Restricted Stock Units (Bonus Related): Vesting over 3 years – 33.33% each year
William A. Bloom	2/8/2013	2/8/2013	Restricted Stock Units: Vesting over 4 years – 10%, 20%, 30% and 40%
	2/8/2013	2/8/2013	Restricted Stock Units (Bonus Related): Vesting over 3 years – 33.33% each year
Rembert de Villa	2/8/2013	2/8/2013	Restricted Stock Units: Vesting over 4 years – 10%, 20%, 30% and 40%
	2/8/2013	2/8/2013	Restricted Stock Units (Bonus Related): Vesting over 3 years – 33.33% each year

Employment Agreements

Rohit Kapoor

Mr. Kapoor serves as our Vice Chairman and CEO, and is based at our executive offices in New York, New York. We entered into an employment agreement with him, effective September 30, 2006, which has been amended from time to time. Mr. Kapoor’s employment agreement will be automatically extended for successive 12-month periods at the end of any fixed term unless either party provides the other with 120 days’ notice of its desire not to extend the agreement.

Salary and Bonus. Mr. Kapoor’s base salary was increased from $520,000 to $565,000 (i.e., by 8.65%), effective April 1, 2013. Mr. Kapoor’s base salary can be increased at our sole discretion and cannot be decreased unless a Company-wide decrease in pay is implemented. His base salary must not be less than the base salary of any other employee of the Company subject to Section 16 of the Exchange Act, other than those who become employed by the Company by means of an acquisition of a corporation or business and become employees of the Company subject to a preexisting employment arrangement. Mr. Kapoor can earn an annual cash bonus, with a target of 85% of base salary and a maximum of 170% of base salary, based upon the attainment of criteria determined by our Compensation Committee.

Equity Grants. Mr. Kapoor remains eligible to receive stock options and/or restricted stock awards annually during the term, in amounts and forms we determine. Any stock options will be granted with an exercise price equal to the fair market value of our common stock at the time of grant. Any future stock option or restricted stock awards will vest 25% per year over four years, unless otherwise agreed.

Benefits. Mr. Kapoor is eligible to participate in all employee benefit plans we provide to senior executives and employees generally. If we require Mr. Kapoor to relocate, we will pay the relocation costs. We will reimburse him for the after-tax cost of maintaining his existing home. He will need to use his best efforts to mitigate our cost by either renting or selling his home.

Personal Benefits.

We provide Mr. Kapoor with certain personal benefits, including:

•	certain club memberships;

•	furniture and equipment for a home office;

•	term life insurance policy with a face value of $500,000;

•

education allowance for private school tuition for executive’s children through secondary school during the period when the executive and his immediate family live outside the United States in connection with Company business;

•	once-a-year business class airfare between the United States and India (or India and the United States, as applicable) for the executive and his family;

•	reimbursement of additional taxes the executive must pay because he either works or lives in India or travels to India for work;

•	up to $12,000 for personal tax and estate planning expenses during the term of the agreement;

•	expenses associated with maintaining an automobile in the United States (including up to $1,400 per month for lease or loan payments for Mr. Kapoor);

•	up to $12,000 per year for expenses associated with maintaining an automobile in India (including the cost of a driver);

•	personal security for the executive and his family while in India;

•	reimbursement for first-class business travel; and

•	$150 per diem billeting allowance for each night that the executive does not stay in a hotel during travel to India on Company business, thereby saving us from incurring boarding and lodging expenses.

Mr. Kapoor’s employment agreement also includes severance, termination and noncompetition provisions which are described below under “Potential Payments upon Termination or Change in Control at Fiscal 2013 Year-End” beginning on page 38.

Vishal Chhibbar

Mr. Chhibbar serves as our Executive Vice President and Chief Financial Officer, and is based in India. We entered into an employment agreement with him, effective May 1, 2009, which will continue until termination.

Salary, Bonus and Equity. Mr. Chhibbar’s annual fixed compensation was increased from $300,055 to $328,886 (i.e., by 9.61%), effective April 1, 2013. The 2013 increase in salary assumes a conversion rate of 53.21 rupees to $1.00, the rupee to U.S. dollar exchange rate in effect on or about January 31, 2013. Mr. Chhibbar’s annual fixed compensation includes base salary, as well as amounts available as a leave travel allowance, a housing allowance, an automobile allowance, a medical allowance and a cash supplementary allowance. In addition, Mr. Chhibbar can earn an annual cash bonus, with a target of 50% of annual fixed compensation and a maximum of 100% of annual fixed compensation, based upon the attainment of criteria determined by our Compensation Committee. Mr. Chhibbar is also eligible, subject to performance and other conditions, to receive annual equity awards at the discretion of the Compensation Committee.

Mr. Chhibbar’s employment agreement also includes severance, termination and noncompetition provisions which are described below under “Potential Payments upon Termination or Change in Control at Fiscal 2013 Year-End” beginning on page 38.

Pavan Bagai

Mr. Bagai serves as our President and Chief Operating Officer, and is based in India. We entered into an employment agreement with him, effective July 31, 2002 and a severance letter, effective March 15, 2011, each of which will continue until termination.

Salary, Bonus and Equity. Mr. Bagai’s annual fixed compensation was increased from $318,240 to $352,377 (i.e., by 10.73%), effective April 1, 2013. The 2013 increase in salary assumes a conversion rate of 53.21 rupees to $1.00, the rupee to U.S. dollar exchange rate in effect on or about January 31, 2013. Mr. Bagai’s annual fixed compensation includes base salary, as well as amounts available as a leave travel allowance, a housing allowance, an automobile allowance, a medical allowance and a cash supplementary allowance. In addition, Mr. Bagai can earn an annual cash bonus, with a target of 75% of annual fixed compensation and a maximum of 150% of annual fixed compensation, based upon the attainment of criteria determined by our Compensation Committee. Mr. Bagai is also eligible, subject to performance and other conditions, to receive annual equity awards at the discretion of the Compensation Committee.

Mr. Bagai’s employment and severance agreements also include severance, termination and noncompetition provisions which are described below under “Potential Payments upon Termination or Change in Control at Fiscal 2013 Year-End” beginning on page 38.

William A. Bloom

Mr. Bloom serves as our President, Global Client Services, and is based at our executive offices in New York, New York. We entered into an employment agreement with Mr. Bloom, effective July 12, 2010, which will continue until termination.

Salary, Bonus and Equity. Mr. Bloom’s base salary was increased from $515,000 to $530,000 (i.e., by 2.91%), effective April 1, 2013. Mr. Bloom’s base salary is reviewed annually for increase. Mr. Bloom can earn an annual cash bonus, with a target of 75% of base salary and a maximum of 150% of base salary, based upon the attainment of criteria determined by our Compensation Committee. Mr. Bloom is also eligible, subject to performance and other conditions, to receive an annual target equity award of 25,000 restricted stock units.

Mr. Bloom’s employment agreement also includes severance, termination and noncompetition provisions which are described below under “Potential Payments upon Termination or Change in Control at Fiscal 2013 Year-End” beginning on page 38.

Rembert de Villa

Mr. de Villa serves as our Executive Vice President, Head of Insurance and Healthcare and Chief Strategy Officer, and is based at our executive offices in New York, New York. We entered into an offer letter with him, effective as of March 20, 2008, and severance letter, effective as of March 15, 2011.

Salary, Bonus and Equity. Mr. de Villa’s base salary was increased from $375,000 to $385,000 (i.e., by 2.67%), effective April 1, 2013. Mr. de Villa can earn an annual cash bonus, with a target of 75% of base salary and a maximum of 150% of base salary, based upon the attainment of criteria determined by our Compensation Committee. Mr. de Villa is also eligible, subject to performance and other conditions, to receive annual equity awards at the discretion of the Compensation Committee.

Mr. de Villa’s offer and severance letters also include severance and termination provisions which are described below under “Potential Payments upon Termination or Change in Control at Fiscal 2013 Year-End” beginning on page 38.

Outstanding Equity Awards at Fiscal 2013 Year-End

The following table sets forth the equity awards we have made to our named executive officers that were outstanding as of December 31, 2013:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexer- cisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Rohit Kapoor	150,000		11.88	7/26/2016
	150,000		16.96	1/23/2018
	196,400		8.75	2/10/2019
	48,750	48,750	19.76	2/3/2021
	24,375	73,125	24.77	2/7/2022
					18,750	517,875
					18,750	517,875
					1,551	42,839
					28,125	776,813
					2,487	68,691
					2,020	55,792
					75,000	2,071,500
Vishal Chhibbar	60,109		9.59	6/1/2019
	2,215	7,735	19.76	2/3/2021
	1,105	9,945	24.77	2/7/2022
					4,000	110,480
					2,975	82,170
					687	18,975
					3,825	105,647
					1,107	30,575
					890	24,582
					12,000	331,440

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexer- cisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Pavan Bagai	30,000		11.88	7/26/2016
	30,000		8.75	2/10/2019
	25,000		8.75	2/10/2019
	9,750	22,750	19.76	2/3/2021
	3,250	29,250	24.77	2/7/2022
					5,000	138,100
					8,750	241,675
					797	22,013
					11,250	310,725
					1,634	45,131
					1,380	38,116
					23,000	635,260
William A. Bloom	87,000	100,000	17.75	7/12/2020
	9,750	22,750	19.76	2/3/2021
	3,250	29,250	24.77	2/7/2022
					8,750	241,675
					1,577	43,557
					11,250	310,725
					2,487	68,691
					2,190	60,488
					23,000	635,260
Rembert de Villa	40,000		23.82	4/24/2018
	25,000		8.75	2/10/2019
	25,000		8.75	2/10/2019
	3,315	7,735	19.76	2/3/2021
	975	8,775	24.77	2/7/2022
					3,200	88,384
					2,975	82,170
					1,097	30,299
					3,375	93,218
					1,767	48,805
					1,690	46,678
					9,000	248,580

(1)	The stock option awards in this table became or will become vested and exercisable in accordance with the following schedules:

Option Expiration Date (mm/dd/yyyy)	Vesting Schedule of Original Grant

7/26/2016	For Mr. Kapoor, the options vested as to 25% on each of November 14, 2006, November 14, 2007, November 14, 2008 and November 14, 2009.

For Mr. Bagai, the options vested as to 10% on April 20, 2007, an additional 20% on April 20, 2008, an additional 30% on April 20, 2009, and the remaining 40% of the options vested on April 20, 2010.

1/23/2018	25% of the options vested on each of the first four anniversaries of January 23, 2008. 100% of the award became vested on January 23, 2012.

4/24/2018	10% of the options vested on April 24, 2009, an additional 20% of the options vested on April 24, 2010, an additional 30% of the options vested on April 24, 2011, and the remaining 40% of the options vested on April 24, 2012.

Option Expiration Date (mm/dd/yyyy)	Vesting Schedule of Original Grant

2/10/2019	For Mr. Kapoor, 25% of his option vested on each of the first four anniversaries of February 10, 2009. 100% of the award became vested on February 10, 2013.

Options granted to the named executive officers other than Mr. Kapoor vested as to 10% on February 10, 2010, an additional 20% on February 10, 2011, an additional 30% on February 10, 2012, and the remaining 40% of the options vested on February 10, 2013.

6/1/2019	10% of the options vested on June 1, 2010, an additional 20% of the options vested on June 1, 2011, an additional 30% of the options vested on June 1, 2012, and the remaining 40% of the options vested on June 1, 2013.

7/12/2020	10% of the options vested on July 12, 2011, an additional 20% of the options vested on July 12, 2012, and an additional 30% of the options vested on July 12, 2013. The remaining 40% of the options will vest on July 12, 2014.

2/3/2021	For Mr. Kapoor, 25% of his options vested on each of February 3, 2012 and February 3, 2013. 25% of his options will vest on each of February 3, 2014 and February 3, 2015.

Options granted to the named executive officers other than Mr. Kapoor vested 10% on February 3, 2012 and an additional 20% on February 3, 2013. An additional 30% of the options will vest on February 3, 2014, and the remaining 40% of the options will vest on February 3, 2015.

2/7/2022	For Mr. Kapoor, 25% of his option vested on February 7, 2013. An additional 25% of his option will vest on each of February 7, 2014, February 7, 2015, and February 7, 2016.

Options granted to the named executive officers other than Mr. Kapoor vested 10% on February 7, 2013. An additional 20% of the options will vest on February 7, 2014, an additional 30% of the options will vest on February 7, 2015, and the remaining 40% of the options will vest on February 7, 2016.

(2)	The restricted stock unit awards in this table vest and convert to shares in accordance with the following schedules:

Name	# of Units Unvested as of 12/31/13	Vesting Schedule of Original Grant

Rohit Kapoor	18,750	25% of the restricted stock units vested on each of February 4, 2011, February 4, 2012, and February 4, 2013. The remaining 25% of the restricted stock units will vest on February 4, 2014.

	18,750	25% of the restricted stock units vested on each of February 3, 2012 and February 3, 2013. An additional 25% of the restricted stock units will vest on each of February 3, 2014, and February 3, 2015.

	1,551	33.33% of the restricted stock units vested on each of February 3, 2012 and February 3, 2013. The remaining 33.33% will vest on February 3, 2014.

	28,125	25% of the restricted stock units vested on February 7, 2013. An additional 25% will vest on each of February 7, 2014, February 7, 2015, and February 7, 2016.

	2,487	33.33% of the restricted stock units vested on February 7, 2013. An additional 33.33% will vest on each of February 7, 2014, and February 7, 2015.

	2,020	33.33% of the restricted stock units will vest on each of February 8, 2014, February 8, 2015, and February 8, 2016.

	75,000	25% of the restricted stock units will vest on each of February 8, 2014, February 8, 2015, February 8, 2016, and February 8, 2017.

Name	# of Units Unvested as of 12/31/13	Vesting Schedule of Original Grant

Vishal Chhibbar	4,000	10% of the restricted stock units vested on February 4, 2011, 20% of the restricted stock units vested on February 4, 2012 and an additional 30% of the restricted stock units vested on February 4, 2013. The remaining 40% of the restricted stock units will vest on February 4, 2014.

	2,975	10% of the restricted stock units vested on February 3, 2012 and an additional 20% of the restricted stock units vested on February 3, 2013. 30% of the restricted stock units will vest on February 3, 2014, and the remaining 40% of the restricted stock units will vest on February 3, 2015.

	687	33.33% of the restricted stock units vested on each of February 3, 2012 and February 3, 2013. The remaining 33.33% of the restricted stock units will vest on February 3, 2014.

	3,825	10% of the restricted stock units vested on February 7, 2013. 20% of the restricted stock units will vest on February 7, 2014, an additional 30% of the restricted stock units will vest on February 7, 2015, and the remaining 40% of the restricted stock units will vest on February 7, 2016.

	1,107	33.33% of the restricted stock units vested on February 7, 2013. An additional 33.33% will vest on each of February 7, 2014, and February 7, 2015.

	890	33.33% of the restricted stock units will vest on each of February 8, 2014, February 8, 2015, and February 8, 2016.

	12,000	10% of the restricted stock units will vest on February 8, 2014. 20% of the restricted stock units will vest on February 8, 2015, an additional 30% of the restricted stock units will vest on February 8, 2016, and the remaining 40% of the restricted stock units will vest on February 8, 2017.

Pavan Bagai	5,000	10% of the restricted stock units vested on February 4, 2011, 20% of the restricted stock units vested on February 4, 2012 and an additional 30% of the restricted stock units vested on February 4, 2013. The remaining 40% of the restricted stock units will vest on February 4, 2014.

	8,750	10% of the restricted stock units vested on February 3, 2012 and an additional 20% of the restricted stock units vested on February 3, 2013. 30% of the restricted stock units will vest on February 3, 2014, and the remaining 40% of the restricted stock units will vest on February 3, 2015.

	797	33.33% of the restricted stock units vested on each of February 3, 2012 and February 3, 2013. The remaining 33.33% of the restricted stock units will vest on February 3, 2014.

	11,250	10% of the restricted stock units vested on February 7, 2013. 20% of the restricted stock units will vest on February 7, 2014, an additional 30% of the restricted stock units will vest on February 7, 2015, and the remaining 40% of the restricted stock units will vest on February 7, 2016.

	1,634	33.33% of the restricted stock units vested on February 7, 2013. An additional 33.33% will vest on each of February 7, 2014, and February 7, 2015.

	1,380	33.33% of the restricted stock units will vest on each of February 8, 2014, February 8, 2015, and February 8, 2016.

	23,000	10% of the restricted stock units will vest on February 8, 2014. 20% of the restricted stock units will vest on February 8, 2015, an additional 30% of the restricted stock units will vest on February 8, 2016, and the remaining 40% of the restricted stock units will vest on February 8, 2017.

Name	# of Units Unvested as of 12/31/13	Vesting Schedule of Original Grant

William A. Bloom	8,750	10% of the restricted stock units vested on February 3, 2012 and an additional 20% of the restricted stock units vested on February 3, 2013. 30% of the restricted stock units will vest on February 3, 2014, and the remaining 40% of the restricted stock units will vest on February 3, 2015.

	1,577	33.33% of the restricted stock units vested on each of February 3, 2012 and February 3, 2013. The remaining 33.33% of the restricted stock units will vest on February 3, 2014.

	11,250	10% of the restricted stock units vested on February 7, 2013. 20% of the restricted stock units will vest on February 7, 2014, an additional 30% of the restricted stock units will vest on February 7, 2015, and the remaining 40% of the restricted stock units will vest on February 7, 2016.

	2,487	33.33% of the restricted stock units vested on February 7, 2013. An additional 33.33% will vest on each of February 7, 2014, and February 7, 2015.

	2,190	33.33% of the restricted stock units will vest on each of February 8, 2014, February 8, 2015, and February 8, 2016.

	23,000	10% of the restricted stock units will vest on February 8, 2014. 20% of the restricted stock units will vest on February 8, 2015, an additional 30% of the restricted stock units will vest on February 8, 2016, and the remaining 40% of the restricted stock units will vest on February 8, 2017.

Rembert de Villa	3,200	10% of the restricted stock units vested on February 4, 2011, 20% of the restricted stock units vested on February 4, 2012 and an additional 30% of the restricted stock units vested on February 4, 2013. The remaining 40% of the restricted stock units will vest on February 4, 2014.

	2,975	10% of the restricted stock units vested on February 3, 2012 and an additional 20% of the restricted stock units vested on February 3, 2013. 30% of the restricted stock units will vest on February 3, 2014, and the remaining 40% of the restricted stock units will vest on February 3, 2015.

	1,097	33.33% of the restricted stock units vested on each of February 3, 2012 and February 3, 2013. The remaining 33.33% of the restricted stock units will vest on February 3, 2014.

	3,375	10% of the restricted stock units vested on February 7, 2013. 20% of the restricted stock units will vest on February 7, 2014, an additional 30% of the restricted stock units will vest on February 7, 2015, and the remaining 40% of the restricted stock units will vest on February 7, 2016.

	1,767	33.33% of the restricted stock units vested on February 7, 2013. An additional 33.33% will vest on each of February 7, 2014, and February 7, 2015.

	1,690	33.33% of the restricted stock units will vest on each of February 8, 2014, February 8, 2015, and February 8, 2016.

	9,000	10% of the restricted stock units will vest on February 8, 2014. 20% of the restricted stock units will vest on February 8, 2015, an additional 30% of the restricted stock units will vest on February 8, 2016, and the remaining 40% of the restricted stock units will vest on February 8, 2017.

(3)	The price used in determining the market values set forth in this table is $27.62, which was the closing price of our stock on December 31, 2013.

Option Exercises and Stock Vested During Fiscal Year 2013

The following table provides additional information about the value realized by our named executive officers on option award exercises and stock award vesting during fiscal year 2013:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Rohit Kapoor	—	—	18,750 9,375 1,550 9,375 1,243	561,750 280,875 46,438 277,688 36,818
Vishal Chhibbar	5,400 2,700 4,500 3,600 3,492 1,008 2,700 1,100	150,158 75,330 129,600 106,045 107,002 30,996 85,050 33,363	3,000 850 687 425 553	89,880 25,466 20,583 12,589 16,380
Pavan Bagai	—	—	3,750 2,500 797 1,250 816	112,350 74,900 23,878 37,025 24,170
William A. Bloom	7,000 7,000 7,000 7,000 7,000 7,000 14,000 7,000	216,090 207,197 186,550 204,708 216,377 182,000 370,479 187,386	2,500 1,577 1,250 1,243	74,900 47,247 37,025 36,818
Rembert de Villa	—	—	2,400 850 1,097 375 883	71,904 25,466 32,866 11,108 26,154

Pension Benefits For Fiscal Year 2013

The following table discloses the present value of accumulated benefits payable to each of the named executive officers and the years of service credited to each named executive under the Gratuity Plan for Indian Employees as of December 31, 2013:

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Vishal Chhibbar	Gratuity Plan for Indian Employees	5	30,641	0
Pavan Bagai	Gratuity Plan for Indian Employees	11	56,176	0

(1)	Consists of the number of years of service credited as of December 31, 2013 for the purpose of determining benefit service under the Gratuity Plan. Credited service is determined based on the completed years of continuous employment (rounded to the nearest whole number of years) with the Company since the executive’s date of hire.

(2)	Liabilities with regard to the Gratuity Plans are determined by actuarial valuation using the projected unit credit method. Under this method, we determine our liability based upon the discounted value of salary increases until the date of separation arising from retirement, death, resignation or other termination of services. Critical assumptions used in measuring the plan expense and projected liability under the projected unit credit method include the discount rate, expected return on assets and the expected increase in the compensation rates. Details regarding the assumptions used in the calculation of these amounts are included in footnote 10 to the audited financial statements for the fiscal year ended December 31, 2013 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2014.

We are required to provide all Indian employees with benefits under the Gratuity Plan, a defined benefit pension plan in India. Distributions from the Gratuity Plan are made in a single lump sum following retirement from the Company. An executive’s benefit under the Gratuity Plan is determined at any time as the executive’s annual base salary (determined based on the executive’s most recent monthly base salary) divided by 26, multiplied by 15, and the product multiplied by the executive’s completed years of continuous service with the Company. An executive has a vested and nonforfeitable right to payment of his accrued Gratuity Plan benefit only after five years of service. The present value of Mr. Chhibbar’s and Mr. Bagai’s accumulated benefits has been determined based on their monthly base salary rates in effect on December 31, 2013, which were $10,622 and $8,852, respectively. Mr. Chhibbar’s Gratuity Plan benefit will only be payable after he has been credited with five years of continuous service with the Company.

Potential Payments upon Termination or Change in Control at Fiscal 2013 Year-End

Rohit Kapoor

Severance. If Mr. Kapoor’s employment were terminated by us without “cause” or by the executive for “good reason” (in each case, as described below) on December 31, 2013, he would have been entitled to severance consisting of:

•	continuation of his base salary for 24 months;

•	his actual bonus, if any, earned for the year of termination, determined as if he had been employed for the full year of termination, paid ratably over the remaining period of base salary payments;

•

costs of continued COBRA coverage under the Company’s group health plan on behalf of the executive and his eligible dependents (described in more detail below), until the earlier of (x) the 18-month anniversary of termination and (y) the date the executive commences employment with a subsequent employer; and

•	continuation of life insurance coverage until the earlier of (x) the 18-month anniversary of termination and (y) the date the executive commences employment with a subsequent employer.

“Cause” will occur when:

•	there is a final nonappealable conviction of, or pleading of no contest to, (1) a felony, or (2) a crime of moral turpitude that causes serious economic injury or serious injury to our reputation;

•	the executive engages in fraud, embezzlement, self-dealing, gross negligence, dishonesty or other gross and willful misconduct that causes serious and demonstrable injury to us;

•	the executive materially violates any of our material policies;

•

the executive willfully and continually fails to substantially perform his duties (other than for reason of physical or mental incapacity) which continues beyond 15 days after we notify him in writing of his need to substantially improve his performance; provided that a failure to achieve performance objectives will not by itself constitute cause and no act or failure to act shall be considered “willful” unless done or failed to be done by the executive in bad faith and without a reasonable belief that his actions or omission was in our best interest;

•	the executive fails to reasonably cooperate in a governmental investigation involving us;

•

the executive materially, knowingly and intentionally fails to comply with applicable laws with respect to the execution of the Company’s business operations (subject to a presumption of good faith if the executive is following advice of counsel);

•	the executive fails to follow our board of directors’ lawful instructions and does not remedy the failure for 15 days after we give him written notice;

•	the executive’s use of alcohol or drugs materially interferes with the performance of his duties; or

•	the executive fails to take reasonable steps to end certain affiliations specified in his employment agreement within six months after a request by our board of directors.

“Good reason” means:

•

the executive’s duties or responsibilities are substantially reduced, he is required to report to anyone other than our board of directors, or his title as our officer is adversely changed; however, if following a change in control, his new title and authority are similar to his old title and authority, then any change in the executive’s title will not constitute a significant reduction in his duties and authorities;

•	the executive’s base salary is reduced (other than in connection with a Company-wide decrease in pay), or his target annual bonus opportunity is reduced below 75% of his base salary;

•

the office or location where the executive is based (whether in the metropolitan New York City area or Delhi, India) is moved more than 30 miles, and the new location is more than 30 miles from his primary residence (however, any relocation between the metropolitan New York City area and Delhi, India would not constitute “good reason,” as described further below); or

•	we breach any material term of the executive’s employment agreement.

For Mr. Kapoor, “good reason” does not include a request by our board of directors that he relocate to India. Also, successive relocations of Mr. Kapoor between the metropolitan New York City area and the metropolitan Delhi, India area will also not constitute good reason, as long as each location where we base Mr. Kapoor is within 30 miles of the last business location at which Mr. Kapoor was based in that metropolitan area and within 30 miles of Mr. Kapoor’s principal residence in that metropolitan area.

If the executive plans to terminate his employment for good reason, he must notify us within 30 days following the date the executive first becomes aware of the circumstances giving rise to good reason and must allow us 15 days to remedy the problem.

Change-in-Control Severance. If a termination described above occurs within 12 months following a “change in control” that satisfies the requirements of Section 409A of the Code, the executive will receive, in lieu of the severance described above, (1) a lump sum payment of $999,000, and (2) the costs of continued COBRA coverage under the Company’s group health plan on behalf of the executive and his eligible dependents (described in more detail below), until the earlier of (x) the 18-month anniversary of termination and (y) the date the executive commences employment with a subsequent employer. If the change in control referenced in the preceding sentence does not satisfy the requirements of Section 409A of the Code, the $999,000 payment will not be paid in a lump sum but will instead be paid ratably for 24 months.

A “change in control” (as generally defined in Mr. Kapoor’s employment agreement and the 2006 Plan) means any of the following events:

•

any person or group becomes a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of either (1) the combined voting power of our then-outstanding voting securities entitled to vote in the election of directors or (2) our outstanding shares of common stock, assuming all rights to acquire common stock through options, warrants, conversion of convertible stock or debt, and the like are exercised; provided, that certain acquisitions by our stockholders, Oak Hill Partners, L.P. and its affiliates will not trigger a change in control;

•

a majority of the members of our board of directors changes, except that the election of any new director whose election or nomination was approved by at least two-third of our incumbent directors will not be regarded towards a change in the majority for these purposes;

•	our dissolution or liquidation;

•	the sale, transfer or other disposition of all or substantially all of our business or our assets; or

•

consummation of a reorganization, recapitalization, merger, consolidation or similar transaction with another entity which requires the approval of our stockholders; however, any such transaction will not be a change in control if after the transaction:

•

more than 50% of the total voting power of the resulting entity or its ultimate parent is represented by what were our outstanding voting securities before the transaction in substantially the same proportion among holders;

•

no person or group is or becomes the beneficial owner of more than 50% of the total voting power of the outstanding voting securities eligible to elect members of our board of directors of the parent or surviving company; and

•	at least a majority of the members of our board of directors of the parent or surviving company following the transaction were our board members when our board first approved the transaction.

Death or Disability. If Mr. Kapoor’s employment terminates due to his death or is terminated by either the executive or us due to his disability, he (or his estate) will be entitled to a prorated portion of his projected bonus amount for the year of termination.

Post-Termination Health Benefits. When Mr. Kapoor’s employment ends for any reason other than termination by us for cause or a voluntary termination by the executive, we will pay on behalf of the executive and his eligible dependents the cost of continued coverage under our group health plan for 18 months in accordance with applicable U.S. federal law governing continuation of group health plan coverage (“COBRA”). These payments will end when the executive becomes eligible for comparable health benefits from another employer. If the executive elects coverage under COBRA, we have agreed to help him obtain an individual health policy at his cost when his COBRA coverage expires.

Noncompetition and Nonsolicitation Provisions. Mr. Kapoor is subject to confidentiality restrictions at all times, as well as noncompetition, nondisparagement, nonsolicitation and no-hire restrictions during his employment and for one year thereafter. However, if we do not renew Mr. Kapoor’s employment agreement term upon its scheduled expiration, the noncompetition restrictions will not apply unless we continue to pay him his base salary during the one-year noncompetition period.

Equity Award Treatment

If Mr. Kapoor’s employment ends at the expiration of the term of his employment agreement because we give a notice of nonrenewal of the term of that agreement, or if a change in control occurs (as defined in the 2006 Plan), any portion of his stock options and restricted stock unit awards that would have vested in the one-year period following the termination of employment or change in control (as applicable) will become vested on the termination date or the consummation of the change in control (as applicable).

If Mr. Kapoor’s employment is terminated by us without cause (as defined beginning on page 38 above) in specific contemplation of or following a change in control, or if Mr. Kapoor resigns for good reason (as defined on page 39 above, as it applies to Mr. Kapoor) following a change in control, his stock options and restricted stock units will become fully vested and exercisable. Mr. Kapoor will need to execute a standard release of employment-related claims in order for his stock option and restricted stock units to vest in such a case.

In quantifying potential payments for purposes of this disclosure, we have quantified our equity-based payments by using the closing price of our stock on December 31, 2013, which was $27.62.

Indicative Payouts for Rohit Kapoor

The following table summarizes the amounts payable to Mr. Kapoor upon a change in control or termination of his employment with us on December 31, 2013:

Payments upon Termination	Death ($)	Disability ($)	Expiration of the Employment Terms ($)	Termination for Good Reason or Without Cause ($)	Change in Control ($)	Termination Without Cause Following Change in Control ($)	Termination for Good Reason Following Change in Control ($)	Termination Without Cause in Specific Contemplation of Change in Control ($)
Base salary payout	—	—	—	1,130,000	—	999,000	999,000	1,130,000

Bonus payout	233,238	233,238	—	233,238	—	—	—	—

Life insurance	—	—	392	392	392	392	392	392

Health insurance	23,250	23,250	23,250	23,250	23,250	23,250	23,250	23,250

Stock options (unvested and accelerated)	—	—	261,056	—	261,056	591,581	591,581	591,581

Restricted stock units (unvested and accelerated)	—	—	1,649,365	—	1,649,365	4,051,384	4,051,384	4,051,384

Government-required payouts	—	—	—	—	—	—	—	—

Vishal Chhibbar

Either Mr. Chhibbar or we may terminate Mr. Chhibbar’s employment at any time (though Mr. Chhibbar must give us three months’ advance notice upon a termination without good reason). If Mr. Chhibbar’s employment with the Company is terminated by the Company without “cause” or by Mr. Chhibbar for “good reason,” as summarized below, Mr. Chhibbar will receive a cash severance payment equal to one times his total annual fixed compensation then in effect, paid in installments over a 12-month period.

On a “change in control” (as defined in the 2006 Plan), the vesting of all of Mr. Chhibbar’s outstanding equity awards will be advanced by one year. For example, if one of Mr. Chhibbar’s awards was vesting following Standard Graded Vesting and he had been 10% vested in the award immediately prior to the change in control, Mr. Chhibbar will be 30% vested in the award immediately after the change in control. In addition, all of Mr. Chhibbar’s outstanding equity awards will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or if, following a change in control, he voluntarily terminates his employment for good reason.

Mr. Chhibbar’s severance payments and termination-related equity acceleration are subject to his execution of a release of claims against us. Mr. Chhibbar is subject to confidentiality restrictions at all times, as well as noncompetition, nondisparagement and nonsolicitation restrictions during his employment and for one year thereafter.

The definitions of “cause” and “good reason” described below apply to Messrs. Chhibbar, Bagai, Bloom and de Villa, unless stated otherwise.

“Cause” will occur when:

•	there is a final nonappealable conviction of, or pleading of no contest to, (1) a crime of moral turpitude which causes serious economic injury or serious injury to our reputation or (2) a felony;

•	the executive engages in fraud, embezzlement, gross negligence, self-dealing, dishonesty or other gross and willful misconduct which causes serious and demonstrable injury to us;

•	the executive materially violates any of our material policies;

•

the executive willfully and continually fails to substantially perform his duties (other than for reason of physical or mental incapacity) which continues beyond 15 days after we notify him in writing of his need to substantially improve his performance; provided that a failure to achieve performance objectives will not by itself constitute cause and no act or failure to act shall be considered “willful” unless done or failed to be done by the executive in bad faith and without a reasonable belief that his actions or omission was in our best interest;

•	the executive fails to reasonably cooperate in a governmental investigation involving us;

•

the executive materially, knowingly and intentionally fails to comply with applicable laws with respect to the execution of the Company’s business operations (subject to a presumption of good faith if the executive is following advice of counsel);

•	the executive fails to follow his supervisor’s (or our board of directors’) lawful instructions and does not remedy the failure for 15 days after we give him written notice; or

•	the executive’s use of alcohol or drugs materially interferes with the performance of his duties.

“Good reason” means, without the executive’s prior written consent:

•

the executive’s duties or responsibilities are substantially reduced, or he is required to report to anyone other than our board of directors, or our president and CEO (or in the case of Mr. de Villa, he is required to report to anyone other than our President, Global Client Services);

•

the executive’s title as our officer is adversely changed; however, if following a change in control (as defined in the 2006 Plan), his new title and authority are similar to his old title and authority, then any change in the executive’s title will not constitute a significant reduction in his duties and authorities;

•	the executive’s base salary or annual cash bonus opportunity is reduced, other than in connection with a proportionate reduction impacting all members of our executive committee; or

•	we breach any material term of the executive’s employment agreement or severance agreement.

If the executive plans to terminate his employment for good reason, he must notify us within 30 days following the date the executive first becomes aware of the circumstances giving rise to good reason and must allow us 30 days to remedy the problem (15 days for Mr. Chhibbar).

In quantifying potential payments for purposes of this disclosure, we have quantified our equity-based payments by using the closing price of our stock on December 31, 2013, which was $27.62.

Indicative Payouts of Vishal Chhibbar

The following table summarizes the amounts payable to Mr. Chhibbar upon a change in control or termination of his employment with us on December 31, 2013:

Payments upon Termination	Death ($)	Disability ($)	Expiration of the Employment Terms ($)	Termination for Good Reason or Without Cause ($)	Change in Control ($)	Termination Without Cause Following Change in Control ($)	Termination for Good Reason Following Change in Control ($)	Termination Without Cause in Specific Contemplation of Change in Control ($)
Base salary payout	—	—	—	283,263	—	283,263	283,263	283,263
Bonus payout			—	—	—	—	—	—
Life insurance	—	—	—	—	—	—	—	—
Health insurance	—	—	—	—	—	—	—	—
Stock options (unvested and accelerated)	—	—	—	—	14,115	89,140	89,140	89,140
Restricted stock units (unvested and accelerated)	—	—	—	—	220,104	703,868	703,868	703,868
Government-required payouts	—	—	—	—	—	—	—	—

Pavan Bagai

Either Mr. Bagai or we may terminate Mr. Bagai’s employment at any time with one month’s notice (or pay one month’s salary in lieu of notice). If Mr. Bagai is terminated by us without “cause” (other than due to disability) at any time following a change in control or in specific contemplation of a change in control, or if Mr. Bagai resigns for “good reason” following a “change in control” (as defined in the 2006 Plan), Mr. Bagai will receive a cash severance payment equal to twelve months’ of his then-current annual fixed compensation, payable in twelve equal monthly installments.

On a change in control (as defined in the 2006 Plan), the vesting of all of Mr. Bagai’s outstanding equity awards will be advanced by one year. For example, if one of Mr. Bagai’s awards was following Standard Graded Vesting and he had been 10% vested in the award immediately prior to the change in control, Mr. Bagai will be 30% vested in the award immediately after the change in control. In addition, all of Mr. Bagai’s outstanding equity awards will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or, following a change in control, he voluntarily terminates his employment for good reason.

Mr. Bagai’s severance payments and termination-related equity acceleration are subject to his execution of a waiver and release of claims against us. Mr. Bagai is subject to confidentiality restrictions at all times, as well as noncompetition and nonsolicitation restrictions for two years following termination of his employment.

In quantifying potential payments for purposes of this disclosure, we have quantified our equity-based payments by using the closing price of our stock on December 31, 2013, which was $27.62.

Indicative Payouts for Pavan Bagai

The following table summarizes the amounts payable to Mr. Bagai upon a change in control or termination of his employment with us on December 31, 2013:

Payments upon Termination	Death ($)	Disability ($)	Expiration of the Employment Terms ($)	Termination for Good Reason or Without Cause ($)	Change in Control ($)	Termination Without Cause Following Change in Control ($)	Termination for Good Reason Following Change in Control ($)	Termination Without Cause in Specific Contemplation of Change in Control ($)
Base salary payout	—	—	—	303,496	—	303,496	303,496	303,496
Bonus payout	—	—	—	—	—	—	—	—
Life insurance coverage	—	—	—	—	—	—	—	—
Health insurance	—	—	—	—	—	—	—	—
Stock options (unvested and accelerated)	—	—	—	—	41,516	262,178	262,178	262,178
Restricted stock units (unvested and accelerated)	—	—	—	—	359,008	1,431,020	1,431,020	1,431,020
Government-required payouts(1)	56,176	56,176	—	56,176	—	56,176	56,176	56,176

(1)	Represents distributions under the Gratuity Plan, which is due to Mr. Bagai because he has earned over five years of credited service.

William A. Bloom

Either Mr. Bloom or we may terminate Mr. Bloom’s employment at any time (though Mr. Bloom must give us 90 days’ advance notice). If Mr. Bloom’s employment with the Company is terminated by the Company without “cause” (other than due to death or disability) or by Mr. Bloom for “good reason,” Mr. Bloom will receive a cash severance payment equal to twelve months of Mr. Bloom’s annual base salary, payable in accordance with our regular payroll practices.

On a “change in control” (as defined in the 2006 Plan), the vesting of all of Mr. Bloom’s outstanding equity awards will be advanced by one year. For example, if one of Mr. Bloom’s awards was vesting following Standard Graded Vesting and he had been 10% vested in the award immediately prior to the change in control, Mr. Bloom will be 30% vested in the award immediately after the change in control. In addition, all of Mr. Bloom’s outstanding equity awards will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or if, following a change in control, he voluntarily terminates his employment for good reason.

Mr. Bloom’s severance payments and termination-related equity acceleration are subject to his execution of a waiver and release of claims against us. Mr. Bloom is subject to confidentiality restrictions at all times, as well as noncompetition, nondisparagement and nonsolicitation restrictions during his employment and for one year thereafter.

In quantifying potential payments for purposes of this disclosure, we have quantified our equity-based payments by using the closing price of our stock on December 31, 2013, which was $27.62.

Indicative Payouts for William A. Bloom

The following table summarizes the amounts payable to Mr. William Bloom upon a change in control or termination of his employment with us on December 31, 2013:

Payments upon Termination	Death ($)	Disability ($)	Expiration of the Employment Terms ($)	Termination for Good Reason or Without Cause ($)	Change in Control ($)	Termination Without Cause Following Change in Control ($)	Termination for Good Reason Following Change in Control ($)	Termination Without Cause in Specific Contemplation of Change in Control ($)
Base salary payout	—	—	—	530,000	—	530,000	530,000	530,000
Bonus payout	—	—	—	—	—	—	—	—
Life insurance coverage	—	—	—	—	—	—	—	—
Health insurance	—	—	—	—	—	—	—	—
Stock options (unvested and accelerated)	—	—	—	—	1,028,516	1,249,178	1,249,178	1,249,178
Restricted stock units (unvested and accelerated)	—	—	—	—	261,690	1,360,395	1,360,395	1,360,395
Government-required payouts	—	—	—	—	—	—	—	—

Rembert de Villa

Either Mr. de Villa or we may terminate Mr. de Villa’s employment at any time. If we terminate Mr. de Villa’s employment without “cause,” Mr. de Villa will receive a cash severance payment equal to three months of base salary, payable in accordance with our regular payroll practices. If Mr. de Villa is terminated by us without “cause” at any time following a “change in control” (as defined in the 2006 Plan) or in specific contemplation of a change in control, or if Mr. de Villa resigns for “good reason” after six months following a change in control, Mr. de Villa will receive (a) a one-time lump sum severance payment equal to three months of his then-current base salary and (b) beginning on the three-month anniversary of his termination, payment of his then-current base salary for nine months through our regular payroll practices. Beginning three months after his termination, Mr. de Villa is required to actively seek comparable employment, and upon subsequent employment, we will reduce his continued salary payments by any base salary Mr. de Villa receives from another employer during such severance period.

On a change in control (as defined in the 2006 Plan), the vesting of all of Mr. de Villa’s outstanding equity awards will be advanced by one year. For example, if one of Mr. de Villa’s awards was following Standard Graded Vesting and he had been 10% vested in the award immediately prior to the change in control, Mr. de Villa will be 30% vested in the award immediately after the change in control. In addition, all of Mr. de Villa’s outstanding equity awards will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or if, following a change in control, he voluntarily terminates his employment for good reason.

Mr. de Villa’s severance payments and termination-related equity acceleration are subject to his execution of a waiver and release of claims against us. Mr. de Villa is subject to confidentiality restrictions at all times, as well as noncompetition and nonsolicitation restrictions for one year following termination of his employment.

In quantifying potential payments for purposes of this disclosure, we have quantified our equity-based payments by using the closing price of our stock on December 31, 2013, which was $27.62.

Indicative Payouts for Rembert de Villa

The following table summarizes the amounts payable to Mr. de Villa upon a change in control or termination of his employment with us on December 31, 2013:

Payments upon Termination	Death ($)	Disability ($)	Expiration of the Employment Terms ($)	Termination Without Cause ($)	Change in Control ($)	Termination Without Cause Following Change in Control ($)	Termination for Good Reason Following Change in Control ($)	Termination Without Cause in Specific Contemplation of Change in Control ($)
Base salary payout	—	—	—	96,250	—	385,000	385,000	385,000
Bonus payout	—	—	—	—	—	—	—	—
Life insurance coverage	—	—	—	—	—	—	—	—
Health insurance	—	—	—	—	—	—	—	—
Stock options (unvested and accelerated)	—	—	—	—	13,374	85,806	85,806	85,806
Restricted stock units (unvested and accelerated)	—	—	—	—	214,761	638,132	638,132	638,132
Government-required payouts	—	—	—	—	—	—	—	—

Director Compensation for Fiscal Year 2013

The following table sets forth information for compensation earned in fiscal year 2013 by our non-executive directors:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)(3)	Option Awards ($) (2)(3)	All Other Compensation ($) (4)	Total ($)
Vikram Talwar	88,750	130,600	—	17,340	236,690
Kiran Karnik	—	—	60,108	—	60,108
David Kelso	—	119,440	65,123	—	184,563
Clyde Ostler	67,500	103,120	—	—	170,620
Anne Minto	60,000	129,240	—	7,177	196,417
Som Mittal	5,096	104,800	—	—	109,896
Mohanbir Sawhney	43,750	95,560	18,781	—	158,091
Garen Staglin	83,596	118,000	—	—	201,596

(1)	Rohit Kapoor’s compensation during 2013 was based solely on his role as Vice Chairman and CEO, as disclosed in the “Summary Compensation Table for Fiscal Year 2013” beginning on page 27 and discussed in “Compensation Discussion and Analysis” beginning on page 13. He does not receive any additional compensation for his services as a director.

Vikram Talwar announced his retirement as a member of the Board effective as of February 5, 2014. Garen Staglin succeeded Mr. Talwar as Chairman of the Board. Mr. Talwar has agreed, pursuant to our letter agreement with him dated February 5, 2014, to provide consulting services for the period beginning February 5, 2014 through April 30, 2014 in order to support the transition of his Chairman position to Mr. Staglin. Mr. Talwar agreed not to receive any fees for these consulting services, other than continued vesting of his existing restricted stock unit grant during the service period.

Kiran Karnik resigned as a member of the Board effective as of June 14, 2013. Anne Minto and Som Mittal joined the board on March 18, 2013 and December 1, 2013, respectively.

(2)	Amounts reflect the aggregate grant date fair value of stock awards and option awards recognized for financial statement reporting purposes for the fiscal year ended December 31, 2013, in accordance with FASB ASC Topic 718 (disregarding any forfeiture assumptions). Assumptions used in the calculation of these amounts are included in footnotes 2 and 13 to our audited financial statements for the fiscal year ended December 31, 2013 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2014. Each director (other than Mr. Karnik) was granted only one stock award in 2013. Each of Messrs. Karnik, Kelso and Sawhney was granted only one option award in 2013.

(3)	The outstanding equity awards held by our directors on December 31, 2013 is set forth on the table below:

Name	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable	No. of Shares or Units of Stock That Have Not Vested
Vikram Talwar	—	—	4,000
Kiran Karnik	—	—	—
David Kelso	61,552	—	4,000
Clyde Ostler	62,723	—	4,000
Anne Minto	—	—	4,000
Som Mittal	—	—	4,000
Mohanbir Sawhney	12,916	—	4,000
Garen Staglin	47,723	—	4,000

(4)	For Vikram Talwar, amount reflects the value of security provided to him at his residence and the value of health club memberships paid by the Company on his behalf. For Anne Minto, amount reflects our reimbursement to her for tax planning fees. The Company has agreed to pay a subsequent amount to Ms. Minto to gross up the reimbursement of tax planning fees so that the economic benefit to her was the same as if such benefit were provided on a non-taxable basis. The amount of such subsequent payment has not yet been determined.

Non-employee directors are eligible to receive an annual retainer fee in the amount of $45,000, the non-executive chairman of our board of directors is eligible to receive an additional annual fee of $30,000 (which, effective, October 1, 2013, was increased to $75,000, prorated to $18,750 for 2013) and effective February 27, 2013, the lead director of our board of directors (if there is a lead director serving at such time) is eligible to receive an additional annual fee of $25,000. New non-employee directors who join our board of directors during a calendar quarter are eligible to receive the full fee for such calendar quarter. The chairperson of our Audit Committee is eligible to receive an additional annual fee of $15,000, and other members of our Audit Committee are eligible to receive an additional annual fee of $10,000. The Chairpersons of committees other than our Audit Committee are eligible to receive an additional annual fee of $10,000, and members of committees other than our Audit Committee are eligible to receive an additional annual fee of $7,500. There are no additional fees payable for attendance at our board or committee meetings (whether in person, telephonic or otherwise). Each member of our board of directors may elect to receive all or a portion of his or her annual fees earned for service on our board of directors during a subsequent calendar year, whether as part of the annual retainer or committee chairperson fee or otherwise, that would otherwise be payable in cash, in the form of a grant of stock options under the 2006 Plan. We make quarterly cash payments to our directors who elect to receive a portion of their director fees in the form of cash.

Directors who elect to receive any portion of their cash director fees in the form of stock options receive a stock option grant effective as of the first business day of the following year. Each stock option grant (i) has a per share exercise price equal to the fair market value of a share of our common stock on the date of grant (which, under the 2006 Plan, is determined to be the average of the high and low prices on the trading day prior to the date of grant), (ii) vests and becomes exercisable on December 31 of the year in which the option is granted, subject to the director remaining as a member of our board through such date, and (iii) is otherwise subject to the terms and conditions of the 2006 Plan. The number of shares of our common stock subject to the stock option will be determined such that the Black-Scholes value (as determined by us) of the stock option is equal to the dollar amount of director fees the director is electing to receive as a stock option.

New non-employee directors who join our board of directors are eligible to receive restricted stock units representing 4,000 shares of our common stock. During 2013, each non-employee director received a grant on the anniversary of his board service date of restricted stock units representing 4,000 shares of our common stock. The grants provide that the restricted stock units will vest on the earliest of:

•	the first anniversary of the date of grant;

•	the date on which the director’s term as a member of our board of directors expires if the director is not subsequently elected to a new term on our board of directors; and

•	the occurrence of a “change in control,” as defined in the 2006 Plan.

Holders of restricted stock units do not receive the underlying shares of common stock until the units have vested and are settled. The restricted stock units issued to each of our non-employee directors will settle on the earliest of:

•	such director’s death;

•	180 days following the end of such director’s term on our board of directors; and

•	the occurrence of a “change in control,” as defined in the 2006 Plan that satisfies the requirements of Section 409A of the Code.

Risk and Compensation Policies

Our Compensation Committee has taken into account its discussions with management regarding our compensation practices and has concluded that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

PRINCIPAL STOCKHOLDERS

Unless otherwise indicated, the table below sets forth, as of February 28, 2014, information with respect to the beneficial ownership of our common stock by:

•	each of our directors and each of our named executive officers;

•	each person who is known to be the beneficial owner of more than 5% of our common stock; and

•	all of our current directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned as of February 28, 2014 are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of February 28, 2014. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Shares	Percentage (%)(2)
FMR LLC(3)	4,267,417	13.123
Blackrock, Inc.(4)	1,716,460	5.278
Columbia Wanger Asset Management LLC(5)	2,766,000	8.506
Wasatch Advisors, Inc.(6)	2,178,026	6.698
Wellington Management Company, LLP(7)	1,896,026	5.831
TimesSquare Capital Management, LLC(8)	2,144,643	6.595
Vanguard Group, Inc.(9)	2,007,086	6.172
Rohit Kapoor(10)	2,162,587	6.650
Pavan Bagai(11)	226,652	*
Rembert de Villa(12)	116,417	*
Vishal Chhibbar(13)	80,529	*
William Bloom(14)	140,728	*
David B. Kelso(15)	66,552	*
Clyde W. Ostler(16)	62,723	*
Dr. Mohanbir Sawhney(17)	12,916	*
Garen K. Staglin(18)	67,723	*
Anne E. Minto	0	*
Som Mittal	0	*
All current directors and named executive officers as a group (11 persons)(19)	2,936,827	9.031

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each beneficial owner is c/o ExlService Holdings, Inc., 280 Park Avenue, 38th Floor, New York, New York 10017.

(2)	Based on 32,518,425 shares outstanding as of February 24, 2014.

(3)	Based on the Schedule 13G/A filed on February 14, 2014. The business address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(4)	Based on the Schedule 13G/A filed on January 29, 2014. The business address of Blackrock, Inc. is 40 East 52nd Street, New York, New York 10022.

(5)	Based on the Schedule 13G/A filed on February 6, 2014. The business address of Columbia Wanger Asset Management LLC is 227 W Monroe Street, Suite 3000, Chicago, Illinois 60606.

(6)	Based on the Schedule 13G/A filed on February 14, 2014. The business address of Wasatch Advisors Inc. is 505 Wakara Way, 3rd Floor, Salt Lake City, Utah 84108.

(7)	Based on the Schedule 13G/A filed on February 14, 2014. The business address of Wellington Management Company, LLP is 280 Congress Street, Boston, Massachusetts 02210.

(8)	Based on the Schedule 13G/A filed on February 10, 2014. The business address of TimesSquare Capital Management, LLC is 7 Times Square, 38th Floor, New York, New York 10036.

(9)	Based on the Schedule 13G filed on February 12, 2014. The business address of Vanguard Group, Inc. is P.O. box 2600, V26, Valley Forge, PA 19482-2600.

(10)	Based on the Schedule 13G/A filed on February 10, 2014. This amount includes 84,000 shares of our common stock owned indirectly by Mr. Kapoor through a spousal lifetime access trust. Mr. Kapoor’s spouse and Mr. Kapoor’s sister-in-law are the trustees of this trust and share dispositive and voting control over the shares in the trust. This amount also includes 177,134 shares of our common stock owned indirectly by Mr. Kapoor through a three-year grantor retained annuity trust. Mr. Kapoor is the sole trustee of this trust. This amount also includes 84,000 shares of our common stock owned indirectly by Mr. Kapoor through a spousal lifetime access trust for Mr. Kapoor’s spouse. Mr. Kapoor and Mr. Kapoor’s sister-in-law are the trustees of this trust and share dispositive and voting control over the shares in the trust. This amount also includes 333,185 shares of our common stock owned indirectly by Mr. Kapoor through a family trust. Barclays Wealth Trust (US), N.A. is the trustee of the family trust and Mr. Kapoor is the investment advisor to the trustee. This amount includes 677,992 shares of our common stock of which Mr. Kapoor has the right to acquire beneficial ownership within 60 days.

(11)	This amount includes 129,873 shares of our common stock of which Mr. Bagai has the right to acquire beneficial ownership within 60 days.

(12)	This amount includes 108,223 shares of our common stock of which Mr. de Villa has the right to acquire beneficial ownership within 60 days.

(13)	This amount includes 77,815 shares of our common stock of which Mr. Chhibbar has the right to acquire beneficial ownership within 60 days.

(14)	This amount includes 128,349 shares of our common stock of which Mr. Bloom has the right to acquire beneficial ownership within 60 days.

(15)	This amount includes 61,552 shares of our common stock of which Mr. Kelso has the right to acquire beneficial ownership within 60 days.

(16)	This amount includes 62,723 shares of our common stock of which Mr. Ostler has the right to acquire beneficial ownership within 60 days.

(17)	This amount includes 12,916 shares of our common stock of which Mr. Sawhney has the right to acquire beneficial ownership within 60 days.

(18)	This amount includes 47,723 shares of our common stock of which Mr. Staglin has the right to acquire beneficial ownership within 60 days.

(19)	This amount includes an aggregate of 1,389,942 shares of our common stock of which our current directors and executive officers have the right to acquire beneficial ownership within 60 days.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Party Transactions

We review all transactions in which we, our directors and executive officers or their immediate family members and our 5% stockholders are participants to determine whether such persons have a direct or indirect material interest in such transactions. Our Code of Conduct and Ethics instructs our directors, officers and employees to report the facts and circumstances of any transaction or potential transaction to our General Counsel or our Audit Committee. Our board of directors has adopted a policy regarding the review of potential related party transactions. Under this policy, our General Counsel will review the facts and circumstances of any covered transaction. If our General Counsel determines that the transaction involves a related party transaction and that the amount involved does not equal or exceed $120,000, our General Counsel will approve or disapprove the transaction. If our General Counsel determines that the transaction involves a related party transaction and that the amount involved equals or exceeds $120,000, our General Counsel will refer the transaction to our Audit Committee for approval. For each transaction, our General Counsel and Audit Committee, as applicable, will review all factors it considers appropriate, including, but not limited to, the nature of the related party transaction, the related party’s interest in the transaction and the material terms of the transaction, the importance of the transaction to us and to the related party and whether the transaction would impair the judgment of a director or executive officer to act in our best interest. As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related person and which involve amounts exceeding $120,000 in the previous fiscal year are disclosed in our proxy statement.

Related Party Transactions

None.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the board of directors of ExlService Holdings, Inc. oversees and assists our board of directors in fulfilling its oversight responsibilities with respect to:

•

our accounting and financial reporting processes, including the integrity of the financial statements and other financial information provided by us to our stockholders, the public, any stock exchange and others;

•	our compliance with legal and regulatory requirements;

•	our registered independent public accounting firm’s qualifications and independence;

•	the audit of our financial statements; and

•	the performance of our internal audit function and independent registered public accounting firm.

In connection with these responsibilities, the Audit Committee met with management and Ernst & Young LLP to review and discuss the December 31, 2013 audited consolidated financial statements. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received written disclosures and the letter from Ernst & Young LLP required by Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence), and the Audit Committee discussed with Ernst & Young LLP the firm’s independence.

Based on the review and discussions referred to above, the Audit Committee approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for 2013.

AUDIT COMMITTEE

Mr. Clyde W. Ostler (Chairman)

Mr. David B. Kelso

Dr. Mohanbir Sawhney

PROPOSAL 1

ELECTION OF DIRECTORS

The Nominees

Our Nominating and Governance Committee has nominated, and our board of directors has designated, Messrs. Kelso, Ostler and Mittal to stand for election as Class II directors at the Annual Meeting. The proxies given to the proxy holders will be voted or not voted as directed and, if no direction is given, will be voted FOR these three nominees. Our board of directors knows of no reason why any of these nominees should be unable or unwilling to serve. However, if for any reason any nominee should be unable or unwilling to serve, the proxies will be voted for any nominee designated by our board of directors to fill the vacancy.

General Information About Nominees

The age, tenure on our board of directors and committee membership, if any, of each nominee appears below. Information regarding the business experience during at least the last five years and directorships of other publicly owned corporations of each nominee can be found above under “Our Board of Directors.”

Name	Age	Director Since	Committee/Position
David B. Kelso	61	July 2006	Nominating and Governance Committee Chairman Audit Committee Member
Clyde W. Ostler	67	December 2007	Audit Committee Chairman Compensation Committee Member
Som Mittal	62	December 2013	Nominating and Governance Committee Member Compensation Committee Member

Required Vote

The affirmative vote of the plurality of shares present in person or represented by proxy and entitled to vote at the Annual Meeting will elect the three nominees as Class II directors for the specified three-year term. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

Our board of directors recommends a vote FOR the election of Messrs. Kelso, Ostler and Mittal as Class II directors of the Company.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Ernst & Young LLP as the independent registered public accounting firm to audit our and our subsidiaries’ books, records and accounts for the fiscal year 2014. Our board of directors has endorsed this appointment. Ratification of the selection of Ernst & Young LLP by our stockholders is not required by law. However, as a matter of good corporate practice, such selection is being submitted to our stockholders for ratification at the Annual Meeting. If our stockholders do not ratify the selection, our board of directors and our Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but may nonetheless retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may change such appointment at any time during the year if it determines that such change would be in the best interests of the Company and our stockholders. Ernst & Young LLP audited our consolidated financial statements for fiscal years 2013 and 2012. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following is a summary of the fees billed to us by Ernst & Young LLP for professional services rendered for fiscal years 2013 and 2012:

Fee Category	Fiscal 2013	Fiscal 2012
	(in thousands)
Audit Fees	$1,095	$1,235
Audit-Related Fees	156	156
Tax Fees	33	27
All Other Fees	—	—

Total Fees	$1,284	$1,418

Audit Fees. Consist of fees billed for professional services rendered for the audit of our consolidated financial statements, including the audit of effectiveness of internal control over financial reporting and review of our consolidated financial statements included in our quarterly reports or services that are normally provided by our registered independent public accountants in connection with statutory or regulatory filings or engagements for those fiscal years.

Audit-Related Fees. Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include SSAE 16 service organization audits, information systems audits, and federal reserve and tax certification for Indian legal entities.

Tax Fees. Consist primarily of fees for transfer pricing studies completed for our subsidiaries and other tax advisory projects.

All Other Fees. Consist of fees billed for products and services other than as reported above.

Our Audit Committee pre-approves and is responsible for the engagement of all auditing services provided by our independent registered public accountants and all non-auditing services to be provided by such accountants to the extent permitted under Section 10A of the Exchange Act, including all fees and other terms of engagement. Our Audit Committee may delegate the authority to pre-approve audit and permitted non-audit services between meetings of our Audit Committee to a designated member of our Audit Committee, provided that the decisions made by such member are presented to our full Audit Committee for ratification at its next scheduled meeting.

Required Vote

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment.

Our board of directors recommends a vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm.

PROPOSAL 3

AN ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), our stockholders are being provided with an advisory (non-binding) vote on the compensation of our executive officers. Although the vote is advisory and is not binding on the board of directors, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We refer to this non-binding advisory vote as the “say-on-pay” vote.

At the 2011 Annual Meeting, our stockholders voted on a proposal relating to the frequency of the “say-on-pay” vote. We recommended, and our stockholders approved on an advisory, non-binding basis, an annual say-on-pay vote. We agree with our stockholders and have included this advisory (non-binding) vote on the compensation of our named executive officers for fiscal year 2013.

Our board of directors is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters. As discussed in the Compensation Discussion and Analysis, our board of directors believes that our current executive compensation program directly links executive compensation to our performance and aligns the interests of our executive officers with those of our stockholders. For example, the bulk of our annual incentive bonuses are earned based on achievement of two core financial metrics: Adjusted EPS and revenues. As we discuss in greater detail in our Compensation Discussion and Analysis, these financial metrics focus our named executive officers on top-line revenues and bottom-line earnings that are likely to make meaningful contributions to our future financial performance. We believe rewarding our executives with incentive pay based on achievement of these three financial metrics closely aligns management with the interests of our stockholders.

In addition, our philosophy places more emphasis on variable elements of compensation (such as incentive bonuses and equity-based compensation) than fixed remuneration.

Our stockholders have the opportunity to vote for, against or abstain from voting on the following resolution:

“Resolved, that the stockholders approve on an advisory basis the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement).”

The above-referenced disclosures appear beginning at page 13 of this proxy statement.

Required Vote

The approval of the compensation of our named executive officers requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Unless marked to the contrary, proxies received will be voted “FOR” the approval of the compensation of our named executive officers.

Our board of directors recommends a vote FOR the approval on an advisory basis of the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement).

PROPOSAL 4

APPROVAL OF THE PERFORMANCE-BASED PROVISIONS OF THE 2006 OMNIBUS AWARD PLAN FOR SECTION 162(m) PURPOSES

At the Annual Meeting, you are being asked to approve the applicable performance goals and other performance-based provisions of the 2006 Plan so that awards made under the 2006 Plan based on the performance criteria set forth in the 2006 Plan can be deductible by the Company. No new shares are being requested at this time, and no amendments are being made to the 2006 Plan. A copy of the 2006 Plan is attached as Annex A hereto.

Section 162(m) of the Code and the regulations and guidance promulgated thereunder (collectively, “Section 162(m)”), generally do not allow a publicly held company to obtain tax deductions for compensation of more than $1.0 million paid in any year to its chief executive officer, or any of its other three most highly compensated executive officers (other than its chief financial officer) (the “Section 162(m) executive officers”), unless these payments are “performance-based” in accordance with conditions specified under Section 162(m). One of those conditions requires the Company to obtain stockholder approval of each performance criterion that a Compensation Committee of outside directors may use in granting an award under the 2006 Plan that is intended to satisfy the requirements of Section 162(m). In addition, if the Compensation Committee has the authority to change the targets under a performance goal after stockholder approval of the goal, the material terms of the performance goals must be disclosed and reapproved by stockholders no later than five years after the stockholder approval was first received. Our Compensation Committee, which administers the 2006 Plan, has the authority to change the targets with respect to awards granted under the 2006 Plan. The 2006 Plan was last approved by our stockholders at our 2009 Special Meeting.

If this proposal is approved, and if the applicable performance goals are satisfied, this proposal would enable the Company to continue to issue awards under the 2006 Plan to its Section 162(m) executive officers and to obtain tax deductions with respect to these awards, without regard to the limitations of Section 162(m). If this proposal is not approved by stockholders, compensation attributable to grants of awards under the 2006 Plan to our Section 162(m) executive officers may not be tax deductible by us. Therefore, the Compensation Committee and the board of directors recommend that the stockholders approve in their entirety the material terms of the performance goals applicable to awards granted under the 2006 Plan that are intended to satisfy the requirements of Section 162(m) as described below. The Compensation Committee reserves the right to issue awards under the 2006 Plan to our Section 162(m) executive officers that are not tax deductible under Section 162(m).

Summary of the 2006 Plan

General. We adopted the 2006 Plan effective on April 20, 2006.

Purpose. The purpose of the 2006 Plan is to provide a means through which we and our affiliates may attract capable persons to enter and remain in our employ and to provide a means whereby our employees, directors and consultants can acquire and maintain ownership of our common stock, thereby strengthening their commitment to our welfare, the welfare of our affiliates and promoting a common interest between stockholders and these employees. The 2006 Plan is an omnibus document authorizing the establishment of sub-plans which enables us to offer awards to our employees in non-U.S. jurisdictions, subject to compliance with local laws applicable to the offering of awards to such employees.

Administration. The 2006 Plan is administered by a committee, which may be our board of directors or our Compensation Committee. Our Compensation Committee currently administers the 2006 Plan. It is intended, but not required, that the directors appointed to serve on our Compensation Committee be “Non-Employee Directors” (within the meaning of Rule 16b-3 under the Exchange Act) and “Outside Directors” within the meaning of Section 162(m) of the Code, to the extent Rule 16b-3 and Section 162(m) are applicable. However, if a Compensation Committee member fails to qualify under these requirements it will not invalidate any award that is otherwise validly granted under the 2006 Plan. Subject to the terms of the 2006 Plan, the Compensation Committee has the authority to grant awards, to determine the number of shares of our common stock for which each award may be granted and to determine any terms and conditions pertaining to the exercise or to the vesting of each award. The Compensation Committee has the power, in its sole discretion, to accelerate the exercisability of any option and to remove any restriction on any restricted stock or restricted stock unit granted under the 2006 Plan. The Compensation Committee also has full power to construe and interpret the 2006 Plan and any award agreement executed pursuant to the 2006 Plan and to establish, amend, suspend or waive any rules for the proper administration of the 2006 Plan. The determination of the Compensation Committee on all matters relating to the 2006 Plan or any award agreement will be conclusive.

Eligibility. Our officers, employees, directors and consultants and those of our subsidiaries or affiliates (a total of approximately 22,206 individuals) are eligible to be designated as participants under the 2006 Plan. The Compensation Committee has the sole and complete authority to determine the participants to whom awards will be granted under the 2006 Plan, subject to certain limitations described below.

Number of Shares Authorized. Under the 2006 Plan, awards for a total of 7,729,238 shares of our common stock may be granted in the aggregate (including those shares reserved for issuance under our existing India sub-plans). As of April 1, 2014, options to purchase 1,859,565 shares of our common stock were issued and outstanding, and we had outstanding 1,273,522 restricted shares of common stock under our 2006 Plan. No person may be granted awards of options and/or stock appreciation rights, or SARs, during any calendar year with respect to more than 600,000 shares of common stock. The maximum performance compensation award payable to any one participant under the 2006 Plan for a performance period is 600,000 shares of common stock (or the cash equivalent). The maximum amount payable in any calendar year to any participant pursuant to a cash bonus under our 2006 Plan is $1,000,000. As described more fully in the 2006 Plan, if an award expires or terminates or is forfeited or if any option terminates, expires or lapses without being exercised, the number of shares previously subject to such award will again be available for future grant.

In the event of changes in the outstanding stock or capital structure of the Company (such as by reason of a stock split, recapitalization or other transactions or events as described in the 2006 Plan), awards granted under the 2006 Plan as well as the maximum number of shares of our common stock which may be delivered pursuant to the 2006 Plan or to any one individual, shall be subject to adjustment or substitution, as determined by the Compensation Committee in its sole discretion, as to the number, price or kind of a share of common stock or other consideration subject to such award, or as otherwise determined by the Compensation Committee to be equitable. In addition, upon the occurrence of certain corporate events or transactions (as described in the 2006 Plan), such as a merger, consolidation, or reorganization, the Compensation Committee may, in its discretion and with at least ten days prior notice to the participants, cancel all outstanding awards and pay the holders thereof the value of such awards in a form and an amount equal to what they would have received or been entitled to receive had they exercised all such awards immediately prior to the consummation of such corporate event or transaction.

The 2006 Plan will have a term of ten years and no further awards may be granted after that date.

Terms and Conditions of Awards. Under the 2006 Plan, the Compensation Committee may grant awards of nonqualified stock options, or NSOs, incentive stock options, or ISOs, SARs, restricted stock, restricted stock units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. The Compensation Committee may, but is not required to, provide in an award agreement that there will be a vesting acceleration or payout of the award upon a change in control, as defined in the 2006 Plan.

Options. The Compensation Committee is authorized to grant options to purchase shares of common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. An option provides a participant with the right to purchase, within a specified period of time, a stated number of shares of our common stock at the price specified in the award agreement. Options granted under the 2006 Plan will be subject to the terms, including the exercise price and the conditions and timing of exercise, not inconsistent with the 2006 Plan, determined by the Compensation Committee and specified in the applicable award agreement or thereafter. The maximum term of an option granted under the 2006 Plan will be ten years from the date of grant (or five years in the case of an ISO granted to a 10.0% stockholder).

The exercise price per share paid by a participant will be determined by the Compensation Committee at the time of grant but will not be less than 100.0% of the fair market value of one share on the date the option is granted (or no less than 110.0% of such fair market value in the case of an ISO granted to an employee who is a 10.0% stockholder). Payment in respect of the exercise of an option may be made in cash or by check, except that the Compensation Committee may, in its discretion, allow such payment to be made by surrender of unrestricted shares of our common stock (at their fair market value on the date of exercise) which have been held by the participant for at least six months, or by such other method as the Compensation Committee may determine and that is permitted by law. The Compensation Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism. The Compensation Committee may also establish rules permitting the deferral of shares of our common stock upon the exercise of options for tax planning purposes.

SARs. Our Compensation Committee will be authorized to award SARs under the 2006 Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares of our common stock or a combination of the foregoing, the appreciation, if any, in the value of one share of our common stock over a certain period of time. An option granted under the 2006 Plan may include SARs, either on the date of grant or, except in the case of an ISO, by subsequent amendment. The Compensation Committee may also award SARs to a participant independent of the grant of an option. SARs granted in connection with an option will become exercisable, be transferable and will expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding option. If SARs are granted independent of an option, the SARs will become exercisable, be transferable and will expire in accordance with the vesting schedule, transferability rules and the expiration provisions established by the Compensation Committee and reflected in the award agreement. If, on the expiration date set forth in the award agreement, the SAR has not yet been exercised and the fair market value (on the expiration date) exceeds the exercise price, the SAR will be deemed to have been exercised on such date and payment in respect of the SAR will be made.

No Repricing. The 2006 Plan prohibits the repricing of stock options or SARs awarded under the 2006 Plan.

Restricted Stock. Our Compensation Committee will be authorized to award restricted stock under the 2006 Plan. An award of restricted stock is a grant of shares subject to conditions and restrictions set by the Compensation Committee. The grant or the vesting of an award of restricted stock may be conditioned upon service to us or our affiliates or upon the attainment of performance goals or other factors, as determined in the discretion of the Compensation Committee. The Compensation Committee may also, in its discretion, provide for the lapse of restrictions imposed upon an award of restricted stock. Holders of an award of restricted stock will have, with respect to the restricted stock granted, all of the rights of a stockholder, including the right to vote and to receive dividends.

Restricted Stock Units. The Compensation Committee is authorized to award restricted stock units to participants. The Compensation Committee establishes the terms, conditions and restrictions applicable to each award of restricted stock units, including the time or times at which restricted stock units will be granted or vested and the number of units to be covered by each award. The terms and conditions of each restricted stock award will be reflected in a restricted stock unit agreement. Each restricted stock unit (representing one share of our common stock) awarded to a participant will be credited with an amount equal to the cash or stock dividends paid by us in respect of one share of our common stock (“dividend equivalents”). At the discretion of the Compensation Committee, dividend equivalents may either be paid currently to the participant or withheld by us for the participant’s account and interest may be credited on such dividend equivalents withheld at rate to be determined by the Compensation Committee. Upon expiration of the vesting period with respect to any restricted stock units covered by a restricted stock award, we will deliver to the participant or his beneficiary (i) one share of our common stock or, at the election of the Compensation Committee, an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned for each restricted stock unit with respect to which the vesting period has expired and (ii) cash or shares of common stock equal to the dividend equivalents credited to the restricted stock unit and any interest accrued thereon.

With respect to an award of restricted stock or restricted share units that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the timing, establishment and adjustment of performance goals will be implemented by the Compensation Committee in a manner designed to preserve the treatment of such award as “performance-based compensation” for purposes of Section 162(m) of the Code.

Stock Bonus Awards. The Compensation Committee may, in its discretion, grant an award of unrestricted shares of our common stock, either alone or in tandem with other awards, under such terms and conditions as the Compensation Committee in its sole discretion may decide. A stock bonus award shall be granted as, or in payment of, a bonus, or to provide special incentives or recognize special achievements or contributions.

Performance Criteria. The Compensation Committee may, in its discretion, condition the vesting of any award granted under the 2006 Plan upon the satisfaction of certain performance goals. To the extent an award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the performance goals will be established by the Compensation Committee with reference to one or more performance criteria set forth in the 2006 Plan, either on a Company-wide basis or, as relevant, in respect of one or more of our affiliates, divisions or operational units.

Performance Compensation Awards. The Compensation Committee may grant any award under the 2006 Plan in the form of a performance compensation award by conditioning the vesting of the award on the satisfaction of certain performance goals. The Compensation Committee may establish these performance goals with reference to one or more of the following:

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	net revenue or net revenue growth;

•	gross revenue;

•	gross profit or gross profit growth;

•	net operating profit (before or after taxes);

•	return measures (including, but not limited to, return on assets, capital, invested capital, equity or sales);

•	cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital);

•	earnings before or after taxes, interest, depreciation, and amortization;

•	gross or operating margins;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total stockholder return);

•	expense targets;

•	margins;

•	operating efficiency;

•	objective measures of customer satisfaction;

•	working capital targets;

•	measures of economic value added;

•	inventory control; and

•	enterprise value.

Transferability. Generally, each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative, and such award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution.

The Compensation Committee may, in its discretion, however, provide that awards granted under the 2006 Plan that are not ISOs may be transferred by a participant without consideration to certain “permitted transferees” (as defined in the 2006 Plan), pursuant to the terms of the 2006 Plan and rules adopted by the Compensation Committee.

Amendment. Our board of directors may amend, alter, suspend, discontinue, or terminate the 2006 Plan or any portion thereof at any time. No such action may be taken, however, without stockholder approval if such approval is necessary to comply with any regulatory requirement and no such action that would impair any rights under any previous award will be effective without the consent of the person to whom such award was made. In addition, the Compensation Committee is authorized to amend the terms of any award granted under the 2006 Plan if the amendment would not impair the rights of any participant without his or her consent. No amendment may, however, reduce the exercise price of an option, cancel an existing option and replace it with a new option having a lower exercise price, or take any other action, that would result in such option being considered “repriced” for purposes of our proxy statement, or that would result in the option being accounted for under the variable method of accounting, without stockholder approval of such amendment.

U.S. Federal Income Tax Consequences. The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the 2006 Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options. The Code requires that, for treatment of an option as a qualified option, shares of our common stock acquired through the exercise of a qualified option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of qualified options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the qualified option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualified option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified option in respect of those excess shares will be treated as a nonqualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise, and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections. In the event of a sale of shares received upon the exercise of a nonqualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.

SARs. No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for the value of any shares which may be subsequently forfeited. Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Stock Bonus Awards. A participant will have taxable compensation equal to the difference between the fair market value of the shares on the date the award is made over the amount the participant paid for such shares, if any. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m). In general, as noted above, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and its three other officers (other than its chief financial officer) whose compensation is required to be disclosed in its proxy statement, subject to certain exceptions. The 2006 Plan is intended to satisfy an exception with respect to grants of options and SARs to covered employees. In addition, the 2006 Plan is designed to permit certain awards of restricted stock, restricted stock units and other awards (including cash bonus awards) to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code.

Plan Benefits

Awards under the 2006 Plan are determined by the Compensation Committee in its discretion. It is therefore not possible to predict the awards that will be made to particular officers, employees or directors in the future under the 2006 Plan. Certain grants of equity awards may be earned by our named executive officers pursuant to their employment agreements if certain performance criteria are met (as described under “Employment Agreements” above), and pursuant to our current director compensation program, our non-employee directors are awarded restricted stock units representing 4,000 shares of our common stock upon joining our board of directors and annually thereafter (as described under “Director Compensation for Fiscal Year 2013” above).

The stock options previously granted under the 2006 Plan are as follows: Rohit Kapoor, Vice Chairman & CEO, 541,400; Vishal Chhibbar, Executive Vice President and CFO, 22,100; Pavan Bagai, President & Chief Operating Officer, 65,000; William A. Bloom, President, Global Client Services, 315,000; Rembert de Villa, Executive Vice President, Head of Insurance & Healthcare and Chief Strategy Officer, 110,800; David B. Kelso, director nominee, 49,795; Clyde W. Ostler, director nominee, 62,723; Som Mittal, director nominee, 0; Vikram Talwar, Former Chairman of the Board, 346,400; all current executive officers as a group, 1,122,500; all current non-executive directors as a group, 509,557; and all non-executive officer employees as a group, 623,480. No other person has been granted 5% or more of total stock options under the 2006 Plan and no associate of any director, executive officer or director nominee has received stock options under the 2006 Plan. As of April 28, 2013, the closing price of one share of our common stock was $28.16.

Required Vote

The approval of the performance-based provisions of our 2006 Plan requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Unless marked to the contrary, proxies received will be voted “FOR” the proposal.

Our board of directors recommends a vote FOR the approval of the performance-based provisions of our 2006 Plan.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

If a stockholder wishes to present a proposal to be included in our Proxy Statement for our 2015 Annual Meeting of Stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal must be received by the Corporate Secretary of the Company no later than January 1, 2015. Proposals we receive after that date will not be included in the Proxy Statement. We urge stockholders to submit proposals by certified mail, return receipt requested.

A stockholder proposal not included in our Proxy Statement for the 2015 Annual Meeting will be ineligible for presentation at the 2015 Annual Meeting unless the stockholder gives timely notice of the proposal in writing to the Corporate Secretary of the Company at the principal executive offices of the Company. Under our by-laws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to us, or mailed and received by us, not less than 90 nor more than 120 days prior to the first anniversary date of the 2014 Annual Meeting of Stockholders. The stockholder’s notice must set forth, as to each proposed matter, the following: (i) the name and record address of the stockholder and/or beneficial owner proposing such business, as they appear on our books, (ii) the class and number of shares of stock held of record and beneficially owned by such stockholder and/or such beneficial owner, (iii) a representation that the stockholder is a holder of record of our stock entitled to vote at the Annual Meeting and intends to appear in person or by proxy at the Annual Meeting to propose such business, (iv) a brief description of the stockholder business desired to be brought before the Annual Meeting, the text of the proposal (including the text of any resolutions proposed for consideration) and, in the event that such business includes a proposal to amend our by-laws, the language of the proposed amendment, and the reasons for conducting such stockholder business at the Annual Meeting, (v) any material interest of the stockholder and/or beneficial owner in such stockholder business and (vi) all other information that would be required to be filed with the SEC if the person proposing such stockholder business were a participant in a solicitation subject to Section 14 of the Exchange Act. The presiding officer of the Annual Meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

You may obtain a copy of the current rules for submitting stockholder proposals from the SEC at:

U.S. Securities and Exchange Commission

Division of Corporation Finance

100 F. Street, N.E.

Washington, DC 20549

or through the SEC’s Internet website at www.sec.gov.

MISCELLANEOUS

Unless specified elsewhere, certain U.S. dollar figures in this proxy statement have been converted from Indian rupees at a rate of 61.78 rupees to $1.00, the rupee to U.S. dollar exchange rate in effect as on December 31, 2013.

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of our common stock, your broker, bank, trust or other nominee may only deliver one copy of this proxy statement and our 2013 Annual Report to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and our 2013 Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request to our investor relations department through our website at www.exlservice.com. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank, trust or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Electronic Access to Proxy Statement and Annual Report

This proxy statement and our 2013 Annual Report on Form 10-K may be viewed on our website at www.exlservice.com. If you are a stockholder of record, you can elect to access future annual reports and proxy statements electronically by marking the appropriate box on your proxy form. If you choose this option, you will receive a proxy form in mid-May listing the website locations and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your common stock through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option.

OTHER MATTERS

Our board of directors does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors,

Nancy Saltzman

Executive Vice President, General Counsel and Secretary

New York, New York

April 30, 2014

Our 2013 Annual Report on Form 10-K has been mailed with this proxy statement. We will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such request in writing to ExlService Holdings, Inc., 280 Park Avenue, 38th Floor, New York, New York 10017, Attention: Investor Relations. The request must include a representation by the stockholder that as of May 7, 2014, the stockholder was entitled to vote at the Annual Meeting.

Annex A

ExlService Holdings, Inc.

2006 OMNIBUS AWARD PLAN

1. Purpose

The purpose of the Plan is to provide a means through which the Company and its Affiliates may attract able persons to enter and remain in the employ of the Company and its Affiliates and to provide a means whereby employees, directors and consultants of the Company and its Affiliates can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and promoting an identity of interest between stockholders and these persons.

This Plan document is an omnibus document which includes, in addition to the Plan, separate sub-plans (“Sub Plans”) that permit offerings of grants to employees of certain Designated Foreign Subsidiaries and other special purpose grants in connection with certain transactions. Offerings under the Sub Plans may be made in particular locations outside the United States of America and shall comply with local laws applicable to offerings in such foreign jurisdictions. The Plan shall be a separate and independent plan from the Sub Plans, but the total number of shares of Stock authorized to be issued under the Plan applies in the aggregate to both the Plan and the Sub Plans.

So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Phantom Stock Awards, Stock Bonuses and Performance Compensation Awards, or any combination or variation of the foregoing.

2. Definitions

The following definitions shall be applicable throughout the Plan.

(a) “Affiliate” means (i) any entity that directly or indirectly is controlled by, controls or is under common control with the Company and (ii) to the extent provided by the Committee, any entity in which the Company has a significant equity interest.

(b) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Phantom Stock Award, Stock Bonus or Performance Compensation Award granted under the Plan.

(c) “Award Agreement” means an agreement pursuant to which an Award is granted.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” shall mean, unless in the case of a particular Award the applicable Award agreement states otherwise, the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any existing employment, consulting or any other agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or, in the absence of such an employment, consulting or other agreement, upon (i) the good faith determination by the Committee that the Participant has ceased to perform his duties to the Company or an Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, provided that no such failure shall constitute Cause unless the Participant has been given notice of such failure (if cure is reasonably possible) and has not cured such act or omission within 15 days following receipt of such notice, (ii) the Committee’s good faith determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company or an Affiliate, (iii) the Participant having been convicted of, or plead guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (iv) the consistent failure of the Participant to follow the lawful instructions of the Board or his direct superiors, which failure amounts to an intentional and extended neglect of his duties to such party, or (v) in the case of a Participant who is a non-employee director, the Participant ceasing to be a member of the Board in connection with the Participant engaging in any of the activities described in clauses (i) through (iv) above.

(f) “Change in Control” shall, unless in the case of a particular Award the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d 3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, (III) any acquisition by one or more of Oak Hill Partners L.P. or FTVentures (a “Designated Holder”), (IV) any acquisition which complies with clauses (A), (B) and (C) of subsection (v) of this Section 2(d) or (V) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant);

(ii) individuals who, on the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of a registration statement of the Company describing such person’s inclusion on the Board, or a proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii) the dissolution or liquidation of the Company;

(iv) the sale, transfer or other disposition of all or substantially all of the business or assets of the Company; or

(v) the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Company”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company, or one or more Designated Holders), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(h) “Committee” means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board. Unless the Board is acting as the Committee or the Board specifically determines otherwise, each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee which Award is otherwise validly granted under the Plan.

(i) “Common Stock” means the Series B Common Stock, par value $0.001 per share, of the Company and any stock into which such common stock may be converted or into which it may be exchanged.

(j) “Company” means ExlService Holdings, Inc. and any successor thereto.

(k) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Award agreement.

(l) “Designated Foreign Subsidiaries” means all Affiliates organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

(m) “Disability” means, unless in the case of a particular Award the applicable Award agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other agreement, a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced, as determined by the Committee based upon medical evidence acceptable to it.

(n) “Effective Date” means April 20, 2006.

(o) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or a person meeting any similar requirement under any successor rule or regulation and (ii) an “outside director” within the meaning of Section 162(m) of the Code, and the Treasury Regulations promulgated thereunder, and (iii) an “independent director” under the rules of the stock exchange on which the Stock is listed or the National Association of Securities Dealers Automated Quotation System (the “Nasdaq”), as applicable; provided, however, that clause (ii) shall apply only with respect to grants of Awards with respect to which the Company’s tax deduction could be limited by Section 162(m) of the Code if such clause did not apply.

(p) “Eligible Person” means any (i) individual regularly employed by the Company or Affiliate who satisfies all of the requirements of Section 6; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate or (iii) consultant or advisor to the Company or an Affiliate who may be offered securities pursuant to Form S-8.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value, on a given date, means (i) if the Stock is listed on a national securities exchange, the average of the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the Nasdaq National Market on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted in the Nasdaq on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

(s) “Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth herein.

(t) “Mature Shares” means shares of Stock owned by a Participant which are not subject to any pledge or other security interest and have either been previously acquired by the Participant on the open market or meet such other requirements as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to pay the Option Price or satisfy a withholding obligation in respect of an Option.

(u) “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 11(d)(iv) of the Plan; provided, that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

(v) “Nonqualified Stock Option” means an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

(w) “Option” means an Award granted under Section 7 of the Plan.

(x) “Option Period” means the period described in Section 7(c) of the Plan.

(y) “Option Price” means the exercise price for an Option as described in Section 7(a) of the Plan.

(z) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

“Parent” means any parent of the Company, as defined in Section 424(e) of the Code.

(bb) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(cc) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division or operational unit of the Company) and shall be limited to the following:

(i)	net earnings or net income (before or after taxes);

(ii)	basic or diluted earnings per share (before or after taxes);

(iii)	net revenue or net revenue growth;

(iv)	gross revenue

(v)	gross profit or gross profit growth;

(vi)	net operating profit (before or after taxes);

(vii)	return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);

(viii)	cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(ix)	earnings before or after taxes, interest, depreciation and/or amortization;

(x)	gross or operating margins;

(xi)	productivity ratios;

(xii)	share price (including, but not limited to, growth measures and total stockholder return);

(xiii)	expense targets;

(xiv)	margins;

(xv)	operating efficiency;

(xvi)	objective measures of customer satisfaction;

(xvii)	working capital targets;

(xviii)	measures of economic value added;

(xix)	inventory control; and

(xx)	enterprise value.

Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any business unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Criterion (xi) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

(dd) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(ee) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events:

(i)	asset write-downs,

(ii)	litigation or claim judgments or settlements,

(iii)	the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results,

(iv)	any reorganization and restructuring programs,

(v)	extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year,

(vi)	acquisitions or divestitures,

(vii)	any other specific unusual or nonrecurring events, or objectively determinable category thereof;

(viii)	foreign exchange gains and losses, and

(ix)	a change in the Company’s fiscal year.

(ff) “Performance Period” shall mean the one or more periods of time not less than one (1) year in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

(gg) “Phantom Stock Award” shall mean a cash award whose value is determined based on the change in the value of the Company Common Stock from the Effective Date.

(hh) “Plan” means this ExlService Holdings, Inc. 2006 Omnibus Award Plan.

(ii) “Restricted Period” means, with respect to any Award of Restricted Stock or any Restricted Stock Unit, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 9 or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(jj) “Restricted Stock” means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 9 of the Plan.

(kk) “Restricted Stock Unit” means a hypothetical investment equivalent to one share of Stock granted in connection with an Award made under Section 9.

(ll) “Securities Act” means the Securities Act of 1933, as amended.

(mm) “Senior Participant” shall mean each of the Chief Executive Officer and the President of the Company and an employee of the Company or an Affiliate that is designated as a member of the Management Team or an employee that regularly attends the regularly scheduled meeting of the Management Team as a special invitee thereof.

(nn) “Stock” means the Common Stock or such other authorized shares of stock of the Company as the Committee may from time to time authorize for use under the Plan.

(oo) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(pp) “Stock Bonus” means an Award granted under Section 10 of the Plan.

(qq) “Stock Option Agreement” means any agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which defines the rights and obligations of the parties thereto.

(rr) “Strike Price” means, (i) in the case of a SAR granted in tandem with an Option, the Option Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

(ss) “Subsidiary” means any subsidiary of the Company, as defined in Section 424(f) of the Code.

(tt) “Substitution Award” means an Award that is intended to replace any existing incentive award held by an employee or director of, or consultant or advisor to, an entity acquired by the Company or an Affiliate of the Company. The terms and conditions of any Substitution Award shall be set forth in an Award agreement and shall, except as may be inconsistent with any provision of the Plan, to the extent practicable provide the recipient with benefits (including economic value) substantially similar to those provided to the recipient under the existing award which such Substitution Award is intended to replace.

(uu) “Vested Unit” shall have the meaning ascribed thereto in Section 9(d).

(vv) “Vice President Participant” shall mean an employee of the Company or an Affiliate holding the office of vice president or any office senior to the office of vice president.

3. Effective Date, Duration and Shareholder Approval

The Plan is effective as of the Effective Date. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(i) of the Code; provided, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained.

The expiration date of the Plan, on and after which no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that the administration of the Plan shall continue in effect until all matters relating to Awards previously granted have been settled.

4. Administration

(a) The Committee shall administer the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the power, and in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate

Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Stock, other securities, other Options, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations; (ix) appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Notwithstanding the foregoing, the Committee may delegate to any officer or officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to (i) “covered employees” under Code Section 162(m) (other than Awards exempt from the application of Code Section 162(m)) and (ii) persons subject to Section 16 of the 1934 Act.

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all parties, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder.

(e) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

5. Grant of Awards; Shares Subject to the Plan

The Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Phantom Stock Awards, Stock Bonuses and/or Performance Compensation Awards to one or more Eligible Persons; provided, however, that:

(a) Subject to Section 13, the aggregate number of shares of Stock in respect of which Awards may be granted under the Plan is 394,692 shares;

(b) Shares of Stock shall be deemed to have been used in settlement of Awards whether or not they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash; provided, however, that shares of Stock delivered (either directly or by means of attestation) in full or partial payment of the Option Price in accordance with Section 7(b) shall be deducted from the number of shares of Stock delivered to the Participant pursuant to such Option for purposes of determining the number of shares of Stock acquired pursuant to the Plan. In accordance with (and without limitation upon) the preceding sentence, if and to the extent an Award under the Plan expires, terminates or is canceled for any reason whatsoever without the Participant having received any benefit therefrom, the shares covered by such Award shall again become available for future Awards under the Plan. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any “benefit” (i) in the case of forfeited Restricted Stock Awards by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled pursuant to Section 5(e) by reason of a new Award being granted in substitution therefor.

(c) Stock delivered by the Company in settlement of Awards may be authorized and unissued Stock, Stock held in the treasury of the Company, Stock purchased on the open market or by private purchase, or a combination of the foregoing;

(d) Subject to Section 13, no person may be granted Options or SARs under the Plan during any calendar year with respect to more than 300,000 shares of Stock; and

(e) Without limiting the generality of the preceding provisions of this Section 5, the Committee may, but solely with the Participant’s consent, agree to cancel any Award under the Plan and issue a new Award in substitution therefor upon such terms as the Committee may in its sole discretion determine, provided that the substituted Award satisfies all applicable Plan requirements as of the date such new Award is granted.

6. Eligibility

Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7. Options

The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Option shall be granted to any Eligible Person who is not an employee of the Company or a Parent or Subsidiary. Each Option so granted shall be subject to the conditions set forth in this Section 7, or to such other conditions as may be reflected in the applicable Stock Option Agreement.

(a) Option Price. The exercise price (“Option Price”) per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than the Fair Market Value of a share of Stock on the Date of Grant.

(b) Manner of Exercise and Form of Payment. No shares of Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Option Price therefor is received by the Company. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable (i) in cash, check, cash equivalent and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised (including by means of attestation of ownership of a sufficient number of shares of Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Stock are Mature Shares, (ii) in the discretion of the Committee, either (A) in other property having a fair market value on the date of exercise equal to the Option Price or (B) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of loan proceeds, or proceeds from the sale of the Stock subject to the Option, sufficient to pay the Option Price or (iii) by such other method as the Committee may allow. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in the manner described in clause (ii) or (iii) of the preceding sentence if the Committee determines that exercising an Option in such manner would violate the Sarbanes-Oxley Act of 2002, any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter dealer quotation system on which the securities of the Company or any Affiliates are listed or traded.

(c) Vesting, Option Period and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

(d) Stock Option Agreement—Other Terms and Conditions. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement. Except as specifically provided otherwise in such Stock Option Agreement, each Option granted under the Plan shall be subject to the following terms and conditions:

(i) Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii) Each share of Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Participant purchases the share or exercises a related SAR or when the Option expires.

(iii) Subject to Section 12(k), Options shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by him.

(iv) Each Option shall vest and become exercisable by the Participant in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.

(v) At the time of any exercise of an Option, the Committee may, in its sole discretion, require a Participant to deliver to the Committee a written representation that the shares of Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof and any other representation deemed necessary by the Committee to ensure compliance with all applicable federal and state securities laws. Upon such a request by the Committee, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(vi) Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date the Participant acquired the Stock by exercising the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Stock.

(vii) An Option Agreement may, but need not, include a provision whereby a Participant may elect, at any time before the termination of the Participant’s employment with the Company, to exercise the Option as to any part or all of the shares of Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Stock so purchased may be subject to a share repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate. The Company shall not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the exercise of the Option unless the Committee otherwise specifically provides in an Stock Option Agreement.

(e) Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary or Parent, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

(f) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(g) Voluntary Surrender. The Committee may permit the voluntary surrender of all or any portion of any Nonqualified Stock Option and its corresponding SAR, if any, granted under the Plan to be conditioned upon the granting to the Participant of a new option for the same or a different number of shares as the option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Such new Option shall be exercisable at an Option Price, during an Option Period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the Option Price, Option Period, or any other terms and conditions of the Nonqualified Stock Option surrendered.

(h) Reload Options. The Committee may provide for the grant to any Participant of additional Options (“Reload Options”) upon the exercise of Options, including Reload Options, through the delivery of shares of Stock; provided, however, that (i) Reload Options may be granted only with respect to the same number of shares as were surrendered to exercise the Options and the number of shares of Stock withheld for tax purposes pursuant to Section 12(d)(ii), (ii) the exercise price per share of the Reload Options shall be not less than 100% of the Fair Market Value as of the Date of Grant of the Reload Options and (iii) the Reload Options shall not be exercisable after the expiration of the term of the Options, and otherwise shall have the same terms and conditions of the Options, the exercise of which resulted in the grant of the Reload Options.

8. Stock Appreciation Rights

Any Option granted under the Plan may include SARs, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment. The Committee also may award SARs to Eligible Persons independent of any Option. A SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

(a) Vesting, Transferability and Expiration. A SAR granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award agreement.

(b) Automatic Exercise. If on the last day of the Option Period (or in the case of a SAR independent of an option, the period established by the Committee after which the SAR shall expire), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option, and neither the SAR nor the corresponding Option has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(c) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over the Strike Price. The Company shall pay such excess in cash (taking into consideration any adverse tax consequences to the Participant under Section 409A of the Code), in shares of Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

(d) Method of Exercise. A Participant may exercise a SAR at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised, and the date on which such SARs were awarded.

(e) Expiration. Except as otherwise provided in the case of SARs granted in connection with Options, a SAR shall expire on a date designated by the Committee which is not later than ten years after the Date of Grant of the SAR.

(f) Tax Considerations. The Committee shall take into account Section 409A of the Code and applicable regulatory guidance thereunder before granting a SAR.

9. Restricted Stock and Restricted Stock Units

(a) Award of Restricted Stock and Restricted Stock Units.

(i) The Committee shall have the authority (A) to grant Restricted Stock and Restricted Stock Units to Eligible Persons, (B) to issue or transfer Restricted Stock to Participants, and (C) to establish terms, conditions and restrictions applicable to such Restricted Stock and Restricted Stock Units, including the Restricted Period, as applicable, which may differ with respect to each grantee, the time or times at which Restricted Stock or Restricted Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant.

(ii) Each Participant granted Restricted Stock shall execute and deliver to the Company an Award agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable, and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in Section 9(b), the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Participant or withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to the amount of such dividends and earnings, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such cash dividends, stock dividends or earnings.

(iii) Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee may cause the escrow agent to issue to the Participant a receipt evidencing any stock certificate held by it, registered in the name of the Participant.

(iv) The terms and conditions of a grant of Restricted Stock Units shall be reflected in a written Award agreement. No shares of Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Stock (“Dividend Equivalents”). At the discretion of the Committee, Dividend Equivalents may be either currently paid to the Participant or withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividends Equivalents.

(b) Restrictions.

(i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award agreement; (C) the shares shall be subject to forfeiture to the extent provided in Section 9(d) and the applicable Award agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

(ii) Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award agreement.

(iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

(c) Restricted Period. With respect to Restricted Stock and Restricted Stock Units, the Restricted Period shall commence on the Date of Grant and end at the time or times set forth on a schedule established by the Committee in the applicable Award agreement.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 9(b) and the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any.

Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Stock for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 9(a)(iv) hereof and the interest thereon or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to such Dividend Equivalents and interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award agreement, the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Stock in lieu of delivering only shares of Stock for Vested Units or (ii) delay the delivery of Stock (or cash or part Stock and part cash, as the case may be) beyond the expiration of the Restricted Period. If a cash payment is made in lieu of delivering shares of Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.

(e) Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend substantially in the form of the following until the lapse of all restrictions with respect to such Stock as well as any other information the Company deems appropriate:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE EXLSERVICE HOLDINGS, INC. 2006 OMNIBUS AWARD PLAN, A

CERTAIN RESTRICTED STOCK AWARD AGREEMENT BETWEEN EXLSERVICE HOLDINGS, INC. AND THE REGISTERED OWNER OF THIS CERTIFICATE (OR HIS PREDECESSOR IN INTEREST) AND THE STOCKHOLDER AGREEMENT TO WHICH EXLSERVICE HOLDINGS, INC. AND THE REGISTERED OWNER OF THIS CERTIFICATE (OR HIS PREDECESSOR IN INTEREST) ARE PARTIES, WHICH AGREEMENTS ARE BINDING UPON ANY AND ALL OWNERS OF ANY INTEREST IN SAID SHARES. SAID PLAN AND AGREEMENTS ARE AVAILABLE FOR INSPECTION WITHOUT CHARGE AT THE PRINCIPAL OFFICE OF EXLSERVICE HOLDINGS, INC. AND COPIES THEREOF WILL BE FURNISHED WITHOUT CHARGE TO ANY OWNER OF SAID SHARES UPON REQUEST.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT, AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS EXLSERVICE HOLDINGS, INC. HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO IT, TO THE EFFECT THAT SUCH REGISTRATIONS ARE NOT REQUIRED.

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF A CERTAIN STOCKHOLDER AGREEMENT, DATED AS OF , 2006, BY AND BETWEEN EXLSERVICE HOLDINGS, INC. (THE “COMPANY”) AND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY, COPIES OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF SUCH STOCK PURCHASE AGREEMENT AND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.

10. Stock Bonus Awards

The Committee may issue unrestricted Stock, or other Awards denominated in Stock, under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. A Stock Bonus Award under the Plan shall be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

11. Performance Compensation Awards

(a) General. The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 (other than Options and Stock Appreciation Rights granted with an exercise price or grant price, as the case may be, equal to or greater than the Fair Market Value per share of Stock on the date of grant), to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code. The Committee shall have the authority to grant cash bonuses under the Plan with the intent that such bonuses shall qualify for the exemption from Section 162(m) of the Code provided pursuant to Treasury Regulation Section 1.162-27(f)(1), for the reliance period described in Treasury Regulation Section 1.162-27(f)(2). In addition, the Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m).

(b) Eligibility. The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 11. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period (provided any such Performance Period shall be not less than one (1) year in duration), the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is(are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 11(c) and record the same in writing.

(d) Payment of Performance Compensation Awards

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 11(d)(iv) hereof, if and when it deems appropriate.

(iv) Use of Discretion. In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (a) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (b) increase a Performance Compensation Award above the maximum amount payable under Sections 5(d) or 11(d)(vi) of the Plan.

(v) Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11.

(vi) Maximum Award Payable. Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period is 300,000 shares of Stock or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof on the first or last day of the Performance Period to which such Award relates, as determined by the Committee. The maximum amount that can be paid in any calendar year to any Participant pursuant to a cash bonus Award described in the last sentence of Section 11(a) shall be $1,000,000. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (B) with respect to a Performance Compensation Award that is payable in shares of Stock, by an amount greater than the appreciation of a share of Stock from the date such Award is deferred to the payment date.

12. General

(a) Additional Provisions of an Award. Awards to a Participant under the Plan also may be subject to such other provisions (whether or not applicable to Awards granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options (provided, that the Committee determines that providing such financing does not violate the Sarbanes-Oxley Act of 2002), adding dividend equivalent rights or other protections to Participants in respect of dividends paid on Stock underlying any Award (in addition to those provisions of Section 9 providing for the payment of dividends with respect to Restricted Stock and Dividend Equivalents with respect to Restricted Stock Units), provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, provisions allowing the Participant to elect to defer the receipt of payment in respect of Awards for a specified period or until a specified event, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements; provided, however, that any such deferral does not result in acceleration of taxability of an Award prior to receipt, or tax penalties, under Section 409A of the Code. Any such provisions shall be reflected in the applicable Award agreement.

(b) Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

(c) Government and Other Regulations. The obligation of the Company to settle Awards in Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

(d) Tax Withholding.

(i) A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any shares of Stock or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Stock or other property) of any required income tax withholding and payroll taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability) by (A) the delivery of Mature Shares owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Stock otherwise issuable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability (but no more than the minimum required withholding liability).

(e) Claim to Awards and Employment Rights. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate.

(f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(g) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(h) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(i) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware.

(j) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(k) Nontransferability.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards other than Incentive Stock Options to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to:

(A)	any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 (collectively, the “Immediate Family Members”);

(B)	a trust solely for the benefit of the Participant and his or her Immediate Family Members;

(C)	a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or

(D)	any other transferee as may be approved either (a) by the Board or the Committee in its sole discretion, or (b) as provided in the applicable Award agreement;

(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate, (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise, and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(l) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any person or persons other than himself.

(m) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(n) Expenses. The expenses of administering the Plan shall be borne by the Company and Affiliates.

(o) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

(p) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(q) Termination of Employment. Unless an applicable Award agreement provides otherwise, for purposes of the Plan, a person who transfers from employment or service with the Company to employment or service with an Affiliate or vice versa shall not be deemed to have terminated employment or service with the Company or an Affiliate.

(r) Severability. If any provision of the Plan or any Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(s) Compliance with Applicable Law. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

13. Changes in Capital Structure

Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards stated in Section 5(a) and the maximum number of shares of Stock with respect to which any one person may be granted Awards during any period stated in Sections 5(d) or 11(d)(vi) shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. Any adjustment in Incentive Stock Options under this Section 13 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 13 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Notwithstanding the above, in the event of any of the following:

A.	The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;

B.	All or substantially all of the assets of the Company are acquired by another person;

C.	The reorganization or liquidation of the Company; or

D.	The Company shall enter into a written agreement to undergo an event described in clauses A, B or C above,

then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event. The terms of this Section 13 may be varied by the Committee in any particular Award agreement.

14. Effect of Change in Control

(a) The Committee may, but is not required to, provide in any particular Award agreement:

(i) In the event of a Change in Control, notwithstanding any provision of the Plan or any applicable Award agreement to the contrary, and either in or not in combination with another event such as a termination of the applicable Participant by the Company without Cause, all Options and SARs subject to such Award shall become immediately exercisable with respect to 100 percent of the shares subject to such Option or SAR, and/or that the Restricted Period shall expire immediately with respect to 100 percent of such shares of Restricted Stock or Restricted Stock Units subject to such Award (including a waiver of any applicable Performance Goals) and, to the extent practicable, such acceleration of exercisability and expiration of the Restricted Period (as applicable) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to the Stock subject to their Awards.

(ii) In the event of a Change in Control, all incomplete Performance Periods in respect of such Award in effect on the date the Change in Control occurs shall end on the date of such change, and the Committee shall (A) determine the extent to which Performance Goals with respect to each such Award Period have been met based upon such audited or unaudited financial information then available as it deems relevant, (B) cause to be paid to the applicable Participant partial or full Awards with respect to Performance Goals for each such Award Period based upon the Committee’s determination of the degree of attainment of Performance Goals, and (C) cause the Award, if previously deferred, to be settled in full as soon as possible.

(b) In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event.

(c) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

(d) If (i) within 12 months following a Change in Control or (ii) in contemplation of a Change in Control, a Senior Participant’s employment with the Company or any Affiliate is terminated by the Company or an Affiliate without Cause, all Awards held by such Senior Participant, irrespective of the vesting schedule, shall become fully vested and immediately exercisable and, if applicable, the Restricted Period shall end at the time of such termination.

(e) Upon a Change in Control the vesting and exercisability of all Awards outstanding under the Plan held by Vice President Participants shall be such that any Award that would have vested in the one calendar year period following the Change in Control shall automatically become fully vested and exercisable and, if applicable, the Restricted Period shall end immediately prior to the Change in Control.

15. Nonexclusivity of the Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

16. Amendments and Termination

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to comply with any applicable stock exchange listing requirement or to prevent the Company from being denied a tax deduction on account of Section 162(m) of the Code); and provided, further that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. The termination date of the Plan, following which no Awards may be granted hereunder, is April 19, 2016, provided, that such termination shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary; and provided further that, without stockholder approval, (i) no amendment or modification may reduce the Option Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Option Price or Strike Price, as the case may be) in a manner which would either (A) (if the Company is subject to the reporting requirement of the Exchange Act) be reportable on the Company’s proxy statement as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any Option being accounted for under the “variable” method for financial statement reporting purposes and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the shareholder approval rules of the applicable stock exchange on which the Stock is listed, if any.

(c) Section 162(m) Reapproval. If so determined by the Committee, (i) the Plan shall be approved by the stockholders of the Company no later than the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Company’s initial public offering occurs, and (ii) the provisions of the Plan regarding Performance Compensation Awards shall be disclosed and reapproved by stockholders of the Company no later than the first stockholder meeting that occurs in the fifth year following the year that stockholders previously approved such provisions following the Company’s initial public offering, in each case in order for certain Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this Section 16(c), however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

* * *

As adopted by the Board of Directors of

ExlService Holdings, Inc. as of April 20, 2006

AMENDMENT TO

EXLSERVICE HOLDINGS INC.

2006 OMNIBUS AWARD PLAN

The ExlService Holdings, Inc. 2006 Omnibus Award Plan (the “Plan”) is hereby amended as follows, effective September 29, 2006:

1. Section 2 (mm) of the Plan is amended to read as follows:

““Senior Participant” shall mean each of the Chief Executive Officer and the President of the Company and an employee of the Company or an Affiliate that is designated as a member of the Advisory Council (or its successor) or an employee that regularly attends the regularly scheduled meetings of the Advisory Council (or its successor) as a special invitee thereof.”

2. Section 5(a) of the Plan is amended to read as follows:

“Subject to Section 13, the aggregate number of shares of Stock in respect of which Awards may be granted under the Plan is 1,651,077 shares;”

3. Continuing Effect of Plan. Except as expressly modified hereby, the provisions of the Plan are and shall remain in full force and effect.

IN WITNESS HEREOF, the undersigned have acknowledged and executed this amendment to the Plan as of the date set forth above.

EXLSERVICE HOLDINGS, INC.

By:	/s/ Rohit Kapoor
Name:	Rohit Kapoor
Title:	President and Chief Financial Officer

AMENDMENT NO. 2 TO

EXLSERVICE HOLDINGS INC.

2006 OMNIBUS AWARD PLAN

The ExlService Holdings, Inc. 2006 Omnibus Award Plan (the “Plan”) is hereby amended as follows, effective October 16, 2006:

1. Section 5(a) of the Plan is amended to read as follows:

“Subject to Section 13, the aggregate number of shares of Stock in respect of which Awards may be granted under the Plan is 1,864,619 shares;”

2. Continuing Effect of Plan. Except as expressly modified hereby, the provisions of the Plan are and shall remain in full force and effect.

IN WITNESS HEREOF, the undersigned have acknowledged and executed this amendment to the Plan as of the date set forth above.

By:	/s/ Amit Shashank
Name:	Amit Shashank
Title:

EXLSERVICE HOLDINGS, INC.

AMENDMENT NO. 3 TO

EXLSERVICE HOLDINGS INC.

2006 OMNIBUS AWARD PLAN

The ExlService Holdings, Inc. 2006 Omnibus Award Plan (the “Plan”) is hereby amended as follows, effective January 29, 2009:

1. Section 5(a) of the Plan is amended to read as follows:

“Subject to Section 13, the aggregate number of shares of Stock in respect of which Awards may be granted under the Plan is 7,729,238 shares;”

2. Continuing Effect of Plan. Except as expressly modified hereby, the provisions of the Plan are and shall remain in full force and effect.

IN WITNESS HEREOF, the undersigned have acknowledged and executed this amendment to the Plan as of the date set forth above.

EXLSERVICE HOLDINGS, INC.

By:	/s/ Amit Shashank
Name:	Amit Shashank
Title:	Vice President, General Counsel and Corporate Secretary

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE
REVOCABLE PROXY EXLSERVICE HOLDINGS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS June 20, 2014				FOR	WITH- HOLD	FOR ALL EXCEPT

Garen K. Staglin, Vishal Chhibbar and Nancy Saltzman, or any one of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the Common Stock of the undersigned at the annual meeting of stockholders of ExlService Holdings, Inc. (the “Company”) to be held at the New York offices of the Company, 280 Park Avenue, 38th Floor, New York, N.Y. 10017 on June 20, 2014 at 8:30 AM, Eastern Standard Time, and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.

		1.	To elect three directors (except as marked to the contrary below): Nominees (1) David B. Kelso (2) Clyde W. Ostler (3) Som Mittal	☐	☐	☐
All capitalized terms used in this proxy shall have the same meanings assigned to them in the proxy statement.			INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

				FOR	AGAINST	ABSTAIN
		2.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company.	☐	☐	☐
		3.	To approve the compensation of the named executive officers of the Company.	☐	☐	☐
		4.	To approve the performance-based provisions of the 2006 Omnibus Award Plan for Section 162(m) purposes.	☐	☐	☐

Please be sure to sign and date this Proxy in the box below	Date	5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.
Stockholder sign above Co-holder (if any) sign above

The Board of Directors recommends that you vote FOR proposals 1, 2, 3 and 4. The shares represented by this proxy will be voted as specified herein. If not otherwise specified, such shares will be voted by the proxies FOR Proposals 1, 2, 3 and 4.

Please sign exactly as your name appears on this card.
			PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.			g ☐

ñ Detach above card, sign, date and mail in postage paid envelope provided. ñ

EXLSERVICE HOLDINGS, INC.

Your Vote Is Important. Please complete, sign, date and promptly return this proxy using the enclosed postmarked envelope.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.